Registration No. 333-199876

As filed with the Securities and Exchange Commission on February 18, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EARTH BRAND HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	3692	46-4364811
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

James Murray

4675 Route 9N

Howell, New Jersey 07731

(855) 462-7373

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

James Murray

4675 Route 9N

Howell, New Jersey 07731

(855) 462-7373

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Lubin, Esq.

David Lubin & Associates, PLLC

108 S. Franklin Avenue

Valley Stream, New York 11580

Telephone: (516) 887-8200

Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and from time to time after the effective date of this registration statement, as determined by the selling stockholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer	☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 per share (1)	3,500,000	$0.03	(2)	$105,000	$13.52
Common Stock, $0.0001 per share (3)	2,000,000	$0.15		$300,000	$38.40
Common Stock, $0.0001 per share (1)	3,448,276	$0.03	(2)	$103,448.28	$13.45
Total	8,948,276				$65.37	*

(1)	Represents common stock currently outstanding to be sold by the selling stockholders. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

(2)	In accordance with Rule 457(a), the offering price has been arbitrarily determined by us and bears no relationship to assets, earnings or other valuation criteria. No current trading market exists for our common stock. No assurance can be given that the shares offered hereby will have a market value or that they may be sold as this, or any price. The selling stockholders may sell shares of our common stock only at a fixed price of $0.03 per share until such time, if at all, our shares are quoted on the OTC QB (“OTCQB”) and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.03 has been arbitrarily determined as the selling price. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved.

(3)	Represents shares of common stock issuable upon the conversion of our outstanding shares of Series A Cumulative Prior Preferred Stock.

* Previously paid

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

EARTH BRAND HOLDINGS, INC.

6,948,276 shares of common stock issued and outstanding

and

2,000,000 shares of common stock issuable upon conversion of outstanding preferred stock

This prospectus relates to the resale, from time to time, of (i) up to 3,500,000 shares of our common stock by selling stockholders which shares of common stock were issued pursuant to a stock exchange agreement we entered into with GoGreen Power Inc., a Delaware corporation (“GoGreen”) and the GoGreen stockholders which we refer to in this prospectus as the Exchange Agreement, (ii) up to 3,448,276 shares of our common stock by three selling stockholders who purchased shares and (ii) up to 2,000,000 shares of common stock issuable upon the conversion of our outstanding shares of Series A Cumulative Prior Preferred Stock. See the section of the prospectus summary entitled “Overview” for a description of the Exchange Agreement and the section entitled “Selling Stockholders” for additional information about the selling stockholders. Such registration does not mean that the selling stockholders will actually offer or sell any of these shares. We will not receive any proceeds from the sales of shares of our common stock by the selling stockholders.

Our common stock is not traded on any market or securities exchange. The selling stockholders may sell shares of our common stock only at a fixed price of $0.03 per share until such time, if at all, as our shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.03 has been arbitrarily determined as the selling price. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for quotation on the OTCQB. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”) nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE SECTION ENTITLED "RISK FACTORS" IN THIS PROSPECTUS BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The date of this prospectus is _________, 2015.

EARTH BRAND HOLDINGS, INC.

Dealer Prospectus Delivery Obligation

Until ________________2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry and our operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in our securities under the heading “Risk Factors” beginning on page 2 of this prospectus and our financial statements and related notes incorporated by reference in this prospectus, before investing in our securities. In this prospectus, “Earth Brand,” the “Company,” “we,” “us,” and “our” refer to Earth Brand Holdings, Inc.

Overview

We were incorporated on December 18, 2013 in the State of Nevada.

In March 2014, Earth Brand entered into an Exchange Agreement with all the shareholders of GoGreen to acquire all of their issued and outstanding shares of GoGreen in consideration for the issuance of an aggregate of 3,500,000 shares of our common stock to said shareholders. GoGreen had acquired the business of Ecoready Corporation, which was a distressed technology company that intended to focus on “green” products and technologies, with an initial product being alkaline batteries manufactured without lead, cadmium and mercury. Upon closing of the share exchange transaction in March 2014, GoGreen became our wholly owned subsidiary. As a result, the Company is in the business of commercializing sustainable technology products as well as offering a free battery recycling service through its GoGreen operating subsidiary. Initial products offered by the Company consist of alkaline batteries manufactured without lead, cadmium and mercury, EZ Boost, a portable mobile charger, LED flashlights and headlights and outdoor lanterns and tap lights. We outsource all the manufacturing and recycling of our products and do not have any formal agreements in place with any of our current suppliers. We also have no employees and all our current officers are employed full-time in other businesses. We have no proprietary or intellectual property rights in any of the products we currently offer for sale.

Our corporate headquarters are located at 4675 Route 9N, Howell, New Jersey 07731 and our telephone number is (855) 462-7373.

SUMMARY OF THE OFFERING

The following is a summary of the shares being offered by this prospectus:

Common Stock offered by selling stockholders:	Up to 8,948,276 shares of common stock which includes 2,000,000 shares of common stock issuable upon the conversion of our outstanding shares of Series A Cumulative Prior Preferred Stock and 6,948,276 shares of common stock issued and outstanding.

Common Stock outstanding prior to the offering:	27,198,276 shares.

Common Stock to be outstanding after the offering:	29,198,276 shares, as a result of the conversion of the Series A Cumulative Prior Preferred Stock to 2,000,000 shares of common stock.

Market for our common stock:	There is no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the OTCQB. We may never be approved for trading on any exchange. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market for our stock will develop be sustained if developed.

Proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Risk Factors	An investment in our stock involves a high degree of risk. You should carefully read “Risk Factors” in this prospectus for a discussion of factors that you should consider before deciding to invest in our common stock.

Going Concern	The Company had $220,130 in revenues and has incurred a net loss of $130,250 for the nine months ended September 30, 2014. In addition, the Company had an accumulated deficit of $1,372,651 at December 31, 2013 and an accumulated deficit of $1,732,275 at September 30, 2014. These factors raise substantial doubts about the Company’s ability to continue as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period February 22, 2012 (inception) through December 31, 2013.

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RISK FACTORS

An investment in the securities offered involves a high degree of risk and represents a highly speculative investment. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our common stock. If any of the following risks actually occur, our business, operating results and financial condition could be materially adversely affected. As a result, the price of our common stock could decline from the offer price and, if the common stock ever trades, the trading price could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward Looking Statements” in this prospectus.

Additional risks and uncertainties not currently known to us or that we presently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations and value of our stock. You should not purchase the securities offered unless you can afford the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Our independent auditors have expressed their concern as to our ability to continue as a going concern.

As a result of our financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the period from February 22, 2012 (inception) to December 31, 2013 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. In order to continue as a going concern, we must effectively use the funds we now have to begin to generate revenue from our three product lines, so that we can fund our operations from our sales. If we are not able to do this, we may not be able to continue as an operating company.

We have generated limited revenues to date and have a limited operating history upon which we may be evaluated.

We were incorporated on December 18, 2013. Our limited operating history may not provide a meaningful basis for evaluating our business. We have generated limited revenues from operations to date. We have a limited operating history with respect to commercializing sustainable technology products or offering a battery recycling service which makes it difficult to evaluate our business. We face all of the risks inherent in a new business and those risks specifically inherent in the business of developing, manufacturing, commercializing and selling new products, with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to: obtain sufficient working capital to support our expansion; expand our product offerings and maintain the high quality of our products; manage operations and continue to fill customers’ orders on time; maintain adequate control of our expenses allowing us to realize anticipated income growth; implement our product development and sales strategies and adapt and modify them as needed; successfully integrate any future acquisitions; and anticipate and adapt to changing conditions in the battery and LED lighting industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics. Accordingly, we expect to incur substantial operating losses. We cannot assure you that we will be able to generate revenues or profits from operation of our business or that we will be able to generate or sustain profitability in the future. If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

2

In the event of a liquidation, dissolution or winding-up of the Company, the holders of our preferred stock have a liquidation preference which may result in the holders of our common stock not receiving any distribution.

We have authorized 2,000,000 shares of Series A Cumulative Prior - Preferred Stock of which 2,000,000 are issued and outstanding. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of such Preferred Stock will be entitled to receive in cash out of all the assets of the Company, including but not limited to accounts receivable and inventory, whether from capital or from earnings available for distribution to its stockholders, before any amount will be paid to the holders of any common stock or any other junior securities, a liquidation preference in the amount equal to $0.15 per share of the Preferred Stock. If there are insufficient funds remaining, no payment will be made or assets distributed to the holders of the common stock and the holders of our common stock would receive nothing.

Our management has limited experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has limited experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in the development of an active and liquid trading market for our stock.

We may not be able to effectively control and manage our growth which would negatively impact our operations.

If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product offerings, and in integrating acquired businesses. Such events would increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause backlogs and administrative inefficiencies. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. Although we currently have no employees, if we hire employees in the future, we will need to effectively train, motivate, and manage such employees. Our failure to manage our growth could negatively impact our operations and ultimately prevent us from generating desired revenues.

We expect losses in the future because we have limited revenue to offset losses.

As reflected in our financial statements filed in this registration statement, we are in the development stage formed to carry out the activities described in this prospectus. As we have limited revenue, we are expecting losses over the next 12 months because we do not yet have sufficient revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating sufficient revenues in the future. We recognize that if we are unable to generate significant amount of revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our business model is unproven and our success is dependent on our ability to develop and then expand our customer base.

Our business model is to generate revenues from the sale of sustainable green products. We cannot guarantee that we will ever be successful in doing this. Our business model is new, and our ability to generate revenue is unproven. Therefore, it is not possible for us to predict the future level of demand for the products we intend to develop, or if we will be able to effectuate our business plan. We recognize that if we are unable to generate significant revenues, we will not be able to earn profits or continue operations. There is limited history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

If we are unable to obtain additional funding, our business operations will be harmed.

We will require additional funds to implement our business strategy and develop and commercialize our products. We anticipate that we will require a minimum of $600,000 to fund our planned activities for the next twelve months for working capital. We may issue additional equity securities to raise needed capital. We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. Any additional equity financing may involve substantial dilution to our then existing stockholders. The inability to raise the additional capital will restrict our ability to develop and conduct business operations.

3

The development of new products may be slower than projected.

The development of next generation LED lighting products or our mobile chargers and the implementation of such products in customer environments may take longer than expected. The sales cycle for contemplated products is long and the adoption rates are unknown, thus it may take longer for us to develop these and any new products or product enhancements or to successfully commercialize such products in order to achieve meaningful revenue or meet any projections that we may determine.

If we are unable to keep up with rapid technological changes in our field, we will be unable to operate profitably.

Our industry is characterized by research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research by other companies will not render our potential products or services uneconomical or result in products superior to those we develop or that any technologies, products or services we develop will be preferred to any existing or newly-developed technologies, products or services.

Many of our potential competitors are better established and have significantly greater resources which may make it difficult for us to compete in the markets in which we intend to sell our products.

The market for the products we develop is highly competitive. Many of our potential competitors are well established with larger and better resources, longer relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. We anticipate that our competitors will continue to expand and seek to obtain additional market share with competitive price and performance characteristics. Aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition. We cannot ensure that prospective competitors will not adopt technologies or business plans similar to ours, or develop products which may be superior to ours or which may prove to be more popular. It is possible that new competitors will emerge and rapidly acquire market share. We cannot ensure that we will be able to compete successfully against future competitors or that the competitive pressures will not materially and adversely affect our business, operating results and financial condition.

We may not be able to anticipate consumer preferences and trends, which could negatively affect acceptance of our products by retailers and consumers and result in a significant decrease in net sales.

Our products must appeal to a broad range of consumers, whose preferences cannot be predicted with certainty and are subject to rapid change. Our products will need to successfully meet constantly changing consumer demands. If our products are not successfully received by retailers and consumers our business, financial condition, results of operations and prospects may be harmed.

If we lose any of our key management personnel, we may not be able to successfully manage our business or achieve our objectives.

Our future success depends in large part upon the leadership and performance of our management. The Company’s operations and business strategy are dependent upon the knowledge and business contacts of our executive officers. We do not have employment agreements with our executive officers. We may not be able to find qualified replacements for our senior management if their services were no longer available to us. Accordingly, the loss of members of our senior management could have an adverse effect on our ability to effectively pursue our business strategy and our operations may suffer. If we should lose their services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue to develop our business as quickly or efficiently.

We may incur material losses and costs as a result of product defects, warranty claims or product liability actions that may be brought against us.

We face an inherent business risk of exposure to product liability in the event that our products fail to perform as expected.

If flaws in the design of our products were to occur, we could experience a rate of failure in our products that could result in significant charges for product re-work or replacement costs, which could cause us to:

●	lose net revenue;
●	incur increased costs such as costs associated with customer support;
●	experience delays, cancellations or rescheduling of conversions or orders for our products;
●	experience increased product returns or discounts; or
●	damage our reputation;

all of which could negatively affect our financial condition and results of operations.

Developments or assertions by us or against us relating to intellectual property rights could materially impact our business.

We will attempt to protect proprietary and intellectual property rights to our products through available patent laws and licensing and distribution arrangements with reputable companies. Despite these precautions, patent laws afford only limited practical protection in certain countries. Litigation may also be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others or to defend against claims of invalidity. Such litigation could result in substantial costs and the diversion of resources. If and when we create new technology, we will also face an inherent risk of exposure to the claims of others that we have allegedly violated their intellectual property rights.

4

Our products could infringe on the intellectual property rights of others which may result in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling or licensing our products.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our products or technology infringe a third party’s proprietary rights. Even if claims are determined to be without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns. Any public announcements related to litigation initiated or threatened against us could cause our business to be harmed and our stock price to decline.

We face challenges in bringing our products to market acceptance.

There are numerous alkaline batteries available in the marketplace. The alkaline battery technology has experienced continuous improvement and enhancements over recent years in order to minimize the use of hazardous materials and facilitate recycling while maintaining product performance. We face challenges in bringing to market our product and having consumers understand and appreciate the services we provide in recycling alkaline batteries.

We depend on third parties for sales and marketing.

Distributors and sales representative are used heavily to penetrate small and regional retailers in all retail business sectors. Sales representatives facilitate transactions, typically work on smaller commissions and do not hold inventories. Our sales representatives will manage and support both distributors and sales representative organizations. Our inability to establish or maintain third-party relationships with distributors and sales representatives a commercially reasonable basis, if at all, would have an adverse impact on our ability to sell and distribute products.

Due to our limited marketing, sales and distribution experience, we may be unsuccessful in our efforts to sell our proposed products, enter into relationships with third parties or develop a direct sales organization.

We have limited experience in developing, training or managing a sales force. If we choose to establish a direct sales force, we may incur substantial additional expenses in developing, training and managing such an organization. We may be unable to build a sales force on a cost-effective basis or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, we will compete with many other companies that currently have extensive marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all.

We may be unable to engage or maintain relationships with qualified distributors. Even if engaged, these distributors may:

●	fail to adequately market our products;

●	fail to satisfy financial or contractual obligations to us;

●	offer, design, manufacture or promote competing products; or

●	cease operations with little or no notice.

If we fail to develop and maintain sales, marketing and distribution channels, we would experience delays in product sales and incur increased costs, which would have a material adverse effect on our business, prospects, financial condition, and results of operation.

We do not have any agreements or arrangements with manufacturers for our battery and lighting products

The Company is dependent on its continuing relationships with manufacturers and suppliers, as we have no agreements with any third party. There can be no assurances that such manufacturers will satisfy their contractual obligations to us on a timely basis, if at all, which could result in delays and increased costs, which would have an adverse effect on our ability to bring our products to market. The loss of manufacturers could lead to delays, lost revenue or increased costs, adversely affect our financial results until alternative supply arrangements are secured. In addition, there is no assurance that any new arrangements entered into by the Company will have favorable terms.

Our future operating results may depend substantially on our manufacturer’s ability to supply us with products in sufficient volumes to meet our production requirements.

If there is a significant simultaneous upswing in demand resulting in a supply reduction, or if a supplier has a quality issue, we may experience delays or increased costs in obtaining products. If we are unable to obtain sufficient quantities, we may experience delays which could cause us loss of revenue. Each of the following could also significantly harm our operating results:

●	an unwillingness of a supplier to supply such components to us;

●	consolidation of key suppliers;

●	failure of a key supplier’s business process;

●	a key supplier’s or sub-supplier’s inability to access credit necessary to operate its business; or

●	failure of a key supplier to remain in business.

5

We are dependent on suppliers for the supply of our products, making us vulnerable to supply problems and price fluctuations, which could cause us to fail to meet the demands of our customers and could adversely affect our financial results to the extent we were unable to find replacement suppliers.

We have a limited customer base and we cannot guarantee that our customer base will grow. Even if we obtain customers, there is no assurance that we will make a profit.

We currently have minimal sales and a limited customer base and prospective customers. Our current customers are distributors selling to small and regional supermarket chains, hardware stores and commercial accounts. There is no guarantee that we will be able to locate additional customers who will buy our products. If we are unable to attract enough customers to buy the products from us, we will have to suspend or cease operations. We derive a significant portion of our revenues from a limited number of customers. If any of our customers reduce or delay purchases from us or if we are required to sell products to them at reduced or unfavorable terms, our results of operations and revenue could be materially adversely affected.

We have a limited product portfolio.

We currently sell alkaline batteries, flashlights and our EZ Boost charger. There can be no assurances that demand for our products will be sufficient to enable us to generate sufficient revenues or become profitable. There can be no assurances that we will be able to raise sufficient funds to develop and commercialize other products or that our product portfolio will increase or that our products could evolve or be improved to meet future needs of the marketplace. Without product diversification we may not be able to become profitable or generate revenues.

Our products may contain defects that may be difficult or even impossible to correct, which could result in lost sales, additional costs and customer erosion.

Our products may contain defects that are difficult to detect and correct. The existence of defects and delays in correcting them could result in negative consequences, including the following: delays in shipping products; cancellation of orders; additional warranty expense; delays in the collection of receivables; product returns; the loss of market acceptance of our products; and inventory write-downs. Even though we test all of our products, defects may continue to be identified after products are shipped. Correcting defects can be a time-consuming and difficult task. In addition, product defects could result in liabilities for property damage and personal injuries.

RISKS ASSOCIATED WITH OUR COMMON STOCK AND THE OFFERING

The issuance of shares by the Company, as well as any future issuances, will reduce investors’ percent of ownership and dilute our share value.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.0001 per share, of which, as of February 12, 2015, 27,198,276 shares are issued and outstanding. In addition, as of October 28, 2014 there were an aggregate of 300,000 shares of our Series A Cumulative Prior Preferred Stock issued and outstanding convertible into 2,000,000 shares of common stock. The issuance of shares upon conversion of the Preferred Stock will result in dilution to the other stockholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We expect our operations will require additional capital as our business develops. In particular, we may require additional capital from equity or debt financing in the future to develop, commercialize and market our products, fund our operations, respond to competitive pressures, take advantage of strategic opportunities, including expansion of our business or the acquisition of complementary products, technologies or businesses and protect our intellectual property. We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

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Our common stock is subject to the "penny stock" rules of the SEC. If a trading market in our securities is established, it will likely be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. The shares offered in this prospectus are “penny stocks”. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange, the Amex Equities Exchanges and NASDAQ, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the NASAQ. Because we will not be seeking to be listed on any of the exchanges, we are not presently required to comply with many of the corporate governance provisions.

Because our directors are not independent, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

Our Articles of incorporation allows for our board of directors to create new series of preferred stock without further approval by our stockholders which could adversely affect the rights of the holders of our common stock.

Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board also has the authority to issue preferred stock without further stockholder approval. As a result, our Board could authorize the issuance of a series of preferred stock that would grant to such holders (i) the preferred right to our assets upon liquidation, (ii) the right to receive dividend payments before dividends are distributed to the holders of common stock and (iii) the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders. Any such actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

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Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

Our officers and directors own a substantial amount of our common stock and, therefore, exercise significant control over our corporate governance and affairs which may result in their taking actions with which other shareholders do not agree.

Our executive officers and directors control approximately 36% of our outstanding common stock. These stockholders, if they act together, may be able to exercise substantial influence over the outcome of all corporate actions requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other stockholders do not agree. This concentration of ownership may also have the effect of delaying or preventing a change in control which might be in other stockholders’ best interest but which might negatively affect the market price of our common stock.

We do not have compensation or an audit committee, so shareholders will have to rely on the directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the members of our board of directors. Until we have an audit committee or independent directors, there may less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Since our officers and directors work full-time for other companies, the limited amount of time they devote to our business could adversely affect our ability to develop our business operations.

Our officers and directors are currently employed in other business ventures and do not devote all of their time to our operations. Presently, our officers and directors allocate only a limited portion of their time to the operation of our business. Since our officers and directors are currently employed full-time elsewhere, they each expect to devote approximately 40 hours per week on our business affairs. While it is possible that our officers and directors will devote more time to our business in the future, there can be no assurance that they or any employees will devote significant efforts to developing or operating our business. The limited time commitment of our officers and directors may limit or slow our ability to develop meaningful operations.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

8

Since we have elected under Section 107 of the JOBS Act to use the extended transition period with respect to complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with public company effective dates making it more difficult for an investor to compare our results with other public companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 102(b)(2)(B) of the Act for complying with new or revised accounting standards. In other words, as an emerging growth company we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

There is no public trading market for our common stock so you may not be able to resell your stock and may not be able to turn your investment into cash.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you may have to locate a buyer and negotiate your own sale.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the OTCQB If for any reason our securities are not quoted on the OTCQB or a public trading market does not otherwise develop, purchasers of the securities may have difficulty selling their shares should they desire to do so. No market makers have committed to becoming market makers for our common stock and it may be that none will do so. As a result, you should purchase shares only as a long-term investment, and you must be prepared to hold your shares for an indefinite period of time.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in our offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in the offering may not reflect the value perceived by the market. There can be no assurance that the shares offered thereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common stock is qualified for sale under the applicable securities laws of the state or there is an exemption available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

We may be unsuccessful in implementing required internal controls over financial reporting.

We are not currently required to comply with the SEC's rules implementing Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC's rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. We will not be required to make our first assessment of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC. To comply with the requirements of being a public company, we will need to create information technology systems, implement financial and management controls, reporting systems and procedures and contract additional accounting, finance and legal staff.

Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could cause investors to lose confidence in our reported financial information.

9

If we become a public reporting company, the costs of reporting and other requirements pursuant to the Exchange Act of 1934 are substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public company subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and SEC filings and compliance. Upon the effectiveness of our registration statement, we will file periodic reports with the SEC, including financial statements. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports will affect on the amount of time to be spent by our auditors and attorneys. We estimate that these costs will increase if our business volume and activity increases. As a result of such expenses, we may not have sufficient funds to grow our operations.

Upon the effectiveness of the registration statement, we will be subject to extensive financial reporting and related requirements for which our accounting and other management systems and resources may not be adequately prepared.

If we become a public reporting company, we will become subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended, including the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 requires us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting. These reporting and other obligations will place significant demands on our management, administrative, operational and accounting resources.

We may be at risk to accurately report financial results or detect fraud if we fail to maintain an effective system of internal controls if we become a public company.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report that contains an assessment by management on the Company’s internal control over financial reporting in their annual and quarterly reports on Form 10-K and 10-Q. We cannot assure you that significant deficiencies or material weaknesses in our disclosure controls and internal control over financial reporting will not be identified in the future. Also, future changes in our accounting, financial reporting, and regulatory environment may create new areas of risk exposure. Failure to modify our existing control environment accordingly may impair our controls over financial reporting and cause our investors to lose confidence in the reliability of our financial reporting, which may adversely affect our stock price.

THE OFFERING

This prospectus relates to the resale by certain selling stockholders of the Company of (i) up to 3,500,000 shares of our common stock, which shares were acquired by the selling stockholders in connection with an agreement dated March 2014 with the selling stockholders whereby they exchanged the equity held by them in GoGreen for the issuance of common stock of the Company, (ii) up to 3,448,276 shares of common stock issued to three investors and (iii) up to 2,000,000 shares of common stock issuable upon the conversion of our outstanding shares of Series A Cumulative Prior Preferred Stock. Each issuance was made in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our common stock by the selling stockholders. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

SELLING STOCKHOLDERS

The selling stockholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have issued to them under the Exchange Agreement. They may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares. The selling stockholders may be considered underwriters.

The following table sets forth the shares beneficially owned, as of February 12, 2015, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares that the selling stockholders may offer and sell from time to time under this prospectus and the number of shares which the selling stockholders would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 27,198,276 shares of our common stock outstanding as of February 12, 2015.

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None of the selling stockholders are a registered broker-dealer or an affiliate of a registered broker-dealer. None of the selling stockholders nor any of their respective affiliates have held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. The selling stockholders have acquired their shares solely for investment and not with a view to or for resale or distribution of such securities.

Selling Stockholder	Beneficial Ownership Before the Offering		Number of Shares Being Offered		Beneficial Ownership After the Offering	Percentage of Ownership After the Offering
Whalehaven Capital Fund Limited(2)	6,148,582		798,582		5,350,000	19.67%
Alpha Capital Anstalt(3)	5,278,601		878,601		4,400,000	16.2%
Roth Holdings, LLC (4)	1,724,137		1,172,137		0	-
Osher Capital Partners LLC(5)	1,000,000		1,000,000		0	-
Makaiwi & Associates Inc.(6)	862,070		862,070		0	-
Chestnut Ridge (7)	862,597		862,597		0	-
Samco Enterprises, Inc.(8)	862,069		862,069		0	-
ER Karat Diamonds LLC(9)	666,667	(1)	666,667	(1)	0	-
Ralph Rieder	666,667	(1)	666,667	(1)	0	-
Mulkey II Limited Partnership(10)	240,055		240,055		0	-
Torah Anytime Inc. (11)	233,333	(1)	233,333	(1)	0	-
Menachem Katz	200,000	(1)	200,000	(1)	0	-
The Segal Family LLC (12)	166,667	(1)	166,667	(1)	0	-
Richard G. David	120,027		120,027		0	-
Barbara Stone Irrevocable Trust(13)	80,018		80,018		0	-
Philip W. David	80,018		80,018		0	-
Jayakumar and Purnuma Patil	56,013		56,013		0	-
Austin Gleason	48,011		48,011		0	-
Donald Smith	48,011		48,011		0	-
Neurological Surgery Associates(14)	48,011		48,011		0	-
Nunley Investments, LLC(15)	48,011		48,011		0	-
Rising Star Investments LLC(16)	48,011		48,011		0	-
J. Truman Bidwell Jr.	40,009		40,009		0	-
Leonard Schiller	40,009		40,009		0	-
Martha Berkowicz	40,009		40,009		0	-
Sephardic Torah and Return Center Inc.(17)	33,333	(1)	33,333	(1)	0	-
Rubin Kaylyakov Inc.(18)	33,333	(1)	33,333	(1)	0	-
Michel and Rosamond Janis	24,005		24,005		0	-

(1) Represents shares issuable upon the conversion of our Series A Cumulative Prior Preferred Stock at a conversion price of $0.15 per share.

(2) Michael Finkelstein has voting and dispositive power as to the shares held by Whalehaven Capital Fund Limited.

(3) Konrad Ackerman has voting and dispositive power as to the shares held by Alpha Capital Anstalt.

(4) Kristiann App has voting and dispositive power as to the shares held by Roth Holdings, LLC.

(5) Ari Kluger, our Secretary and Treasurer and Director, has voting and dispositive power as to the shares held by Osher Capital Partners LLC.

(6) Alan Ligi has voting and dispositive power as to the shares held by Makaiwi & Associates, Inc.

(7) Ken Pasternak has voting and dispositive power as to the shares held by Chestnut Ridge.

(8) Lance Baral has voting and dispositive power as to the shares held by Samco Enterpries, Inc.

(9) Elie Rieder, Managing Member of ER Karat Diamonds LLC (“ER Karat”), has sole voting and dispositive power over the shares held by ER Karat.

(10) Dr. David Mulkey has voting and dispositive power as to the shares held by Mulkey II Limited Partnership.

(11) Yosef Davis, President of Torah Anytime Inc. (“Torah Anytime”), has sole voting and dispositive power over the shares held by Torah Anytime.

(12) Yigal Segal has sole voting and dispositive power over the shares held by The Segal Family LLC.

(13) Dr. Joel Stone has voting and dispositive power as to the shares held by Barbara Stone Irrevocable Trust.

(14) Dr. James Adametz has voting and dispositive power as to the shares held by Neurological Surgery Associates.

(15) Dr. Pierce Nunley has voting and dispositive power as to the shares held by Nunley Investments, LLC.

(16) Dr. Ebulus Kerr has voting and dispositive power as to the shares held by Rising Investments, LLC.

(17) Chaim Muskat, President of Sephardic Torah and Return Center Inc. (“Return Center”), has sole voting and dispositive power over the shares held by Return Center.

(18) Rubin Kaylyakov of Rubin Kaylyakov Inc. (“Kaylyakov”) has sole voting and dispositive power over the shares held by Kaylyakov.

On February 22, 2012, the Company entered into an Agreement to Accept Collateral in Satisfaction of Obligations and an Assignment Agreement with Ecoready Corporation along with former secured creditors of Ecoready. Each of the former secured creditors, Alpha (878,600 of the shares held by Alpha), Chestnut Ridge, Whalehaven (798,583 of the shares held by Whalehaven), Mulkey, David, Stone, Patil, Gleason, Smith, Neurological Surgery, Nunley, Rising Star, Bidwell, Schiller, Berkowicz and Janis transferred all assets to the Company, in exchange for an aggregate of 3,500,000 shares of common stock.

Alpha, Osher and Whalehaven each received an additional 1,400,000, 1,000,000 and 2,350,000 shares of common stock, respectively, during the year ended December 31, 2013 in consideration for services provided to the Company.

ER Karat, Rieder, Torah, Bais, Segal, Sephardic and Kaylyakov purchased an aggregate of 2,000,000 shares of Series A Cumulative Prior Preferred Stock from the Company for net proceeds of $300,000 in February 2014.

During 2014, the Company sold an aggregate of 3,448,276 shares of common stock for net proceeds of $100,000; and each of Alpha, Whalehaven and Mr. Murray received 1,250,000 shares in consideration for services provided to the Company.

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DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTCQB. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for being quoted on the OTCQB.

The common stock offered by this prospectus is being offered by the selling stockholders at a fixed price of $0.03 per share for the duration of this offering until such time as the stock is quoted on the OTCQB and then at prevailing market prices or privately negotiated prices. The fixed price of $0.03 has been arbitrarily determined as the selling price. The common stock may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions at prevailing market prices after such time as the stock is quoted on the OTCQB; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

We know of no existing arrangements between the selling stockholders, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. Any commissions, discounts or other fees payable to brokers-dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

With certain exceptions, Regulation M, promulgated under the Securities Exchange Act of 1934, as amended, precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

The selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5.

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Penny Stock Rules

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws. You should also refer to our articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part before you make an investment decision with respect to our shares of common stock.

We are authorized to issue 101,000,000 shares of common stock, par value $0.0001per share, and 3,000,000 shares of preferred stock, par value $0.0001. As of February 12, 2015, 27,198,276 shares of common stock and 300,000 shares of Series A Cumulative Prior Preferred Stock were issued and outstanding.

Common Stock

Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  Other than the authorization of the Board to issue preferred stock with rights and designations which could make it difficult for a third party to effectuate a change of control in the company, there is no provision in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company.

Preferred Stock

Our Board may issue preferred stock in one or more series without shareholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

We currently issued 300,000 shares of Series A Cumulative Prior-Preferred at a price per share of $0.15. The holders of this Series are entitled to a 4% per annum dividend when and if declared by the Board. The holders of said shares have the right, at any time, to convert the Series A to shares of our common stock at a conversion price of $0.15.

If at any time while the preferred stock is outstanding, the Company issues additional equity securities, the preferred stock has full reset adjustment to the lower conversion price. The preferred stock is not convertible if, after giving effect to such conversion, the holder and such holder’s affiliates would beneficially own in excess of 4.99%.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its affiliates as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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DESCRIPTION OF BUSINESS

Corporate History

We were incorporated on December 8, 2013 in the State of Nevada.

In March 2014, we entered into the Exchange Agreement to acquire all of the issued and outstanding shares of GoGreen in consideration for the issuance of 3,500,000 shares of our common stock. GoGreen Power Inc. was incorporated in Delaware in December 2012. Upon closing of the share exchange transaction, GoGreen became our wholly owned subsidiary. Alpha and Whalehaven, two of the selling security holders and two of the larger stockholders of the Company, owned 2.6% and 2.37% of GoGreen.

As a result of the share exchange transaction with GoGreen, the Company is in the business of commercializing sustainable technology products as well as offering a free battery recycling service through its GoGreen operating subsidiary

Our corporate headquarters are located at 4675 Route 9N, Howell, New Jersey 07731 and our telephone number is (855) 462-7373.

Business Description

The Company’s business plan is to commercialize sustainable technology products as well as offering a free battery recycling service through its GoGreen operating subsidiary. Initial products offered by the Company consist of alkaline batteries manufactured without lead, cadmium and mercury, EZ Boost, a portable mobile charger, LED flashlights and headlights and outdoor lanterns and lighting. Recently the Company has begun selling GoGreen surge protectors and extension cords.

We believe that there is a demand for “green” or sustainable technologies, products and services. In offering innovative products to eco-conscious consumers in targeted markets and a free battery recycling service, we believe we will contribute to the reduction of use of electric energy for lighting purposes and to the mitigation of global warming through reduction of carbon emissions.

Based on our experience, we believe that some of the most popular batteries on the market include lead, lithium ion and alkaline. Batteries also include materials like mercury and nickel and do not degrade quickly because these and other materials used to produce them. Mercury, nickel, lead and other toxic materials can leak out of batteries at a landfill and seep into the ground water supply that mixes with streams and lakes. This can poison the water supply and cause disease and death for small organisms, fish and other animals in the food chain thereby affecting humans who consume tainted water or fish.

We have established a business plan to enter the “green power” market based on the launch of initial products that are manufactured utilizing latest eco-conscious technologies and sold through sales representatives and distributors.

Our management team is comprised of seasoned executives with strong backgrounds in business development, sales, marketing and managing. These skills will complement the strengths of each senior manager to maximize the outcome of the day-to-day operations as well as keeping focus on the original corporate vision and future growth of the Company.

Battery Market

The primary battery market is currently a $6 billion industry, according to sourcewww.batteryuniversity.com with products sold in all classes of trade throughout the U.S. The mass retailer, drug store, electronic specialty retailer and supermarkets dominate the sales of the primary disposable dry cell alkaline batteries.

The battery market includes alkaline and lithium ion batteries. Alkaline batteries are dependable and available in many types of battery sizes and capacities and it is in this market that we will focus our attention.

Lithium batteries are designed as the new disposable battery option for the many new high drain electronic devices such as digital cameras, hand-held game consoles and MP3 players. When used in these devices lithium ion batteries last longer than the alkaline models. However, these batteries are considered to be volatile and cannot be shipped on aircraft according to the Department of Transportation. Lithium batteries are considerably more expensive than alkaline batteries. We believe that the potential of electronic devices is driving the battery market, both rechargeable and disposable.

We market our battery products under the PerfPower™ Go-Green™ label.

Our initial product offering consists of a full line of alkaline batteries with different product packaging options of AA, AAA, C, D and 9V battery sizes that offer competitive pricing, high performance and green components such as recycled and recyclable materials. One of the differentiating factors of our batteries is that they will be sold with a free recycling initiative.

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Key features of our batteries include:

Long lasting - our alkaline battery products have been tested and certified by Intertek, an industry 3rd party tester, as comparable in performance to Duracell, Energizer and Fuji alkaline batteries.

No heavy metals - our batteries are manufactured with no cadmium, lead or mercury.

Made from recycled and recyclable materials - the paper, plastic and steel cans are made from recycled materials and are recyclable. Raw materials used in the manufacturing of PerfPower batteries are sourced from Japan and China. Steel sourced from Japan has a minimum recycled content of 40%. The Chinese packaging material use 85% soy ink and recycled plastic.

Recycling - Free recycling provides the customer a method of discarding batteries without having to add to landfills issues.

Pricing Strategy – we believe that we will be extremely competitive with other companies such as Duracell™ and Energizer™.

Battery Recycling

We offer a free recycling service for our alkaline batteries. After each purchase of our batteries, a consumer will have the opportunity to register online at www.irecylced.com by entering the code on the battery package purchased. Once the consumer has reached 75 points, a United State Postal Service prepaid shipping label will appear as a “redeem” button on the customer’s account to be printed. Used PerfPower batteries can then be shipped via any U.S. post office in the free USPS small flat rate box or consolidated and shipped in bulk at the Company’s cost.

Flashlights

We are currently offering specialty light-emitting diode (“LED”) flashlights and lighting products including:

Go Green KeyChain Flashlight - chain flashlight with heavy duty structure, water resistant and LED “brightest white” technology in assorted colors. Brightest white technology provides the strongest light. Batteries are included.

Go Green 9 LED Flashlight -The flashlight is small, light-weight and powerful and has “brightest white light” technology, a resistant aluminum case, shatter proof lens and is water-resistant. The flashlight comes with three GoGreen AAA batteries and a lanyard.

Go Green 28 LED High Intensity Flashlight – a heavy duty flashlight with “brightest white light” technology. The flashlight is energy efficient with a high impact easy to grip casing with a shatter proof lens and is water-resistant. The flashlight comes with batteries.

Go Green Telescopic Magnetic Tip 6 LED Flashlight – a 6 LED flashlight with a magnetic tipped antenna that helps pick up metal objects in hard to reach places. The flashlight telescopes to 21 inches, has a high-impact aluminum case, shatter proof lens and is water-resistant.

Go Green 3 Watt High Intensity Flashlight – has a aluminum cast body with shatter proof lens and is water-resistant. The flashlight has an easy grip handle and comes with batteries and a heavy duty nylon belt pouch.

Go Green High Intensity 15 LED Flashlight –rechargeable flashlight with a shatter proof body and lens and is water-resistant. The flashlight has an easy grip handle, is light weight and durable and has the “brightest white” LED technology with a highly focused beam. The flashlight is also available in 4 LED.

Go Green High Intensity 3 Watt Professional Flashlight – professional grade high-intensity flashlight with a ratcheting stand, impact resistant casing and a shatter-proof lens. The flashlight has the “brightest white” LED technology and a powerful focused beam.

We also plan to offer the following two Omega Beam Flashlights:

Omegabeam 3D Flashlight – 3 watt high-intensity LED professional grade flashlight with a high beam, low beam and strobe. The flashlight has the “brightest white” LED technology and a rubber grip handle and includes batteries.

Omegabeam 28 LED Flashlight – 28 watt high-intensity LED flashlight with heavy duty aluminum case, powerful focused beam, water resistant and shatter-proof lens, the “brightest white” LED technology and includes batteries.

The Company also plans to offer the following headlight headbands:

Omegabeam 3 Watt Headlight – heavy duty adjustable headband with 3 watt high intensity LED, high and low beams and a strobe with the “brightest white” LED technology and batteries.

GoGreeen 10 LED Headlight - heavy duty adjustable headband with 10 high intensity LEDs adjustable to 4 LED and strobe, with the “brightest white” LED technology and batteries.

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We also offer a Go Green 5 LED Tap Light. The Tap Light is flat, light weight, water resistant in a heavy duty casing. The tap light can be used for hard to illuminate locations and wherever extra lighting is needed. The tap light comes with batteries and mounting adhesives.

In addition, we offer the Go Green 30 LED Indoor/Outdoor Lantern with a 7 tier dimmer made of heavy duty aluminum. The lantern offers a powerful beam, is energy efficient and impact and water resistant, has an easy to grip handle and compass and comes with batteries.

Chargers

We offer a 6-AA “EZBoost”, portable mobile charger, which can be used for charging smartphones, gaming devices, PDAs, digital cameras and Ereaders and can provide extended power to tablet PCs. The EZBoost charger was found by Design Spring, a third party industry tester, to have 5 times more power as compared to 2 AA chargers. The EZBoost charger has a travel-tough durable design and 16.5 watt hours of available power.

The EZBoost charger is sold with 6AA PerfPower alkaline batteries and a 18” USB to micro-USB cable, and includes a free 6-month subscription to Total Defenses” Mobile Security Software (a $60 value).

Markets

Our target customers are the general public. Our product mix was created to facilitate cross selling, which will be one of our prime strategies. We believe that our ability to offer several synergistic products to the same sales channel will facilitate lower operating costs and boost earnings. Since we offer free recycling service for our products, we believe our products will appeal to environmentally conscious consumers.

Competition

Generally, our products will compete against premium brands in the marketplace. PerfPower alkaline batteries will compete with Duracell, Energizer and Fuji on performance, while priced below these brands in the marketplace. Some of the larger chains in addition to selling major battery brands also offer private label batteries. Our approach would be to where possible compete with private brands, or offer cobranded program that takes advantage of our free recycling program. We believe that we could compete with private label brands due to generally lower pricing. We also believe that we are the only company which offers recycling services, so that customers can send us back the battery and we will recycle it at our cost and expense

We believe that the AA 4-packs are the most popular battery size and packaging in the industry and sets the product pricing. The MSRP set by our competition for AA 4 packs is typically at about $3.99 - $4.99, while our batteries are positioned at $2.49. The PerfPower alkaline batteries are high performance, long lasting, manufactured without cadmium, mercury and lead, using recycled and recyclable packaging. The free recycling program offered by us is the key differentiator and we believe will be difficult to duplicate by our competitors because larger companies sell more batteries and will have to absorb much larger costs of recycling. We believe that this will position our batteries as the complete eco-battery solution for both home and commercial applications.

Distribution

Distributors and sales representatives are used heavily to penetrate small and regional retailers in all retail business sectors. Sales representatives facilitate transactions, typically work on smaller commissions and do not hold inventories. Management will manage and support both distributors and sales representative organizations. The targeted dealers and their buyers will purchase our products as a part of their usual mix and offer them to a multiple of their retail, commercial and municipal customers.

The Company currently handles its marketing and selling efforts and directly manages its independent sales representatives.

Pricing

Our goal is to position our products as moderately priced, high performance products. Consumers that choose to recycle alkaline batteries can purchase recycling kits offered by major recyclers and internet-based retailers such as amazon.com and Waste Management. The total of $16.95 charged by these companies for a 4-pound box is the value that the Company has placed on its free recycling offer. The consumer receives a prepaid label for the United States Postal Service Flat Rate Priority Mail Box and ships used batteries to a recycling facility contracted by the Company to recycle its batteries. The cost of the label and recycling services are absorbed by the Company, offering real savings to the consumer.

We hope that positioning our products as moderately priced, value added and superior performance products, will eventually allow us to move future prices into the premium price range gradually over time.

Marketing

We consider the development of our customer base as the most critical value proposition of the Company. The target customer will be aggressively pursued and developed as a long-term, brand loyal consumer by utilizing a number of promotional marketing strategies such as:

●	Public Relations, from trade journals, industry periodicals to nationally read consumer magazines that review new and innovative products.

●	Print advertising used wisely to gain segment market support.

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We hope that our recycling website www.irecycled.com will create sales opportunities with participating retailers. Customers that sign up for the recycling program will automatically qualify for instant coupons for the purchase of batteries and other products

We hope to employ in-store displays to help drive our message at the point of sale. Full standing permanent displays will be offered to gain valuable real estate on the retailer’s floor.

We hope to offer advertising and promotional funds to key dealers to support regional and national advertising.

Market Strategy

Our strategy is to go to market as a premium product line at a moderate price. This will be accomplished by creating a unique value proposition by offering “Free Recycling” to our customers that has a real value of $16.95. Coupling that program with guaranteed performance, recycled and recyclable materials, no cadmium, lead and mercury, we believe positions PerfPower alkaline batteries as a value laden product. We hope that our recycling website will, in addition to tracking product usage, will provide a data base of loyal customers.

Manufacturing

The Company does not manufacture its products but sources such manufacturing to those in China to which it has relationships. The Company has no written agreements with any such manufacturer.

Customers

We sell our products to large chains, such as Battery Giant, WholeFoods, Key Foods, QVC and Walmart; however sales to these large chains does not account for more than 5 – 10% of our sales. No one customer represents more than 5% of our sales.

Intellectual Property

The Company, through its wholly-owned subsidiary GoGreen, owns the names: PerfPower, PerfPower GoGreen and Power by GoGreen, by which it does business as.

Government Regulation

The sale of batteries and our other products does not require any specific governmental approvals.

Employees

We do not have any employees. All our sales and marketing is conducted through our affiliate, EquiMarketing, Inc. EquiMarketing is owned by 62.5% by Elliot Buzil, our vice president of sales and a director, and 37.5% by Lorne Singer, our director of sales.

DESCRIPTION OF PROPERTY

The Company leases approximately 1,100 square feet of office space at 4675 Route 9N, Unit 10, Howell, New Jersey 07731, pursuant to a 3-year lease which expires December 31, 2015. As of January 1, 2015 the rent increased from $1,100 per month to $1,200. We believe that currently this space is adequate.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us. Our property is not the subject of any pending legal proceedings.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also forward-looking statements which involve risks and uncertainties and assumptions. Because forward-looking statements are inherently subject to risks and uncertainties, our actual results may differ materially from the results discussed in the forward-looking statements. The following discussion and analysis of financial condition and results of operations of the Company is based upon, and should be read in conjunction with, the audited financial statements and related notes elsewhere in this prospectus.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Plan of Operation

The Company originally commenced selling GoGreen batteries and EZ Boost Cell Phone chargers, but it soon became apparent that it needed more than just batteries. We added LED flashlights, and shortly will be in a position to offer surge protectors and extension cords as well.

Going Concern

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had an accumulated deficit at September 30, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds by way of a public or private offering, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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Results of Operations

Fiscal Year Ended December 31, 2013 (from inception on December 18, 2013)

Sales

We generated revenues of $333,133 for the fiscal year ended December 31, 2013. For the period from February 22, 2012 (inception) through December 31, 2012, the Company was in the process of developing its business plan and did not generate any revenue. The increase in revenue is primarily attributable to a growth in operations and increased sales due to the escalation in our advertising and promotions and offering 21 products for sale during the year ended December 31, 2013 as compared no products available for sale during the prior period.

Cost of Sales

Cost of sales of $285,447 were generated for the fiscal year ended December 31, 2013. Cost of sales amounted to 85.69% of sales for the current year. For the period from February 22, 2012 (inception) through December 31, 2012, the Company was in the process of developing its business plan and did not generate any sales. The increase in cost of sales is in line with our increase in sales during the year ended December 31, 2013 in comparison to the period from February 22, 2012 (inception) through December 31, 2012.

Gross Margin

Gross margin was $47,686 or 14% of sales for the fiscal year ended December 31, 2013. For the period from February 22, 2012 (inception) through December 31, 2012, the Company was in the process of developing its business plan and did not generate revenue. The increase is primarily attributable to the growth in operations in the year ended December 31, 2013 compared to the prior period.

Operating Expenses

Operating expenses for the fiscal year ended December 31, 2013 were $1,420,337, which consisted of $1,178,911 of stock based compensation for consulting, business development and structuring services rendered and $241,426 in selling, general and administrative expenses. For the period from February 22, 2012 (inception) through December 31, 2012, the Company was in the process of developing its business plan.

Net Loss

For the fiscal year ended December 31, 2013, the Company incurred a net loss of $1,372,651. For the period from February 22, 2012 (inception) through December 31, 2012, the Company was in the process of developing its business plan.

Nine months ended September 30, 2014 and September 30, 2013

Revenues

We had sales of $220,130 for the nine months ended September 30, 2014 compared with sales of $183,502 for the nine months ended September 30, 2013. The increase in sales is primarily related to the Company executing on its expansion strategy through increased advertising and promotions. During the nine months ended September 30, 2014 the Company has increased its product mix by an additional 75 products, including extension cords, surge protectors, flashlights and batteries compared to 21 products sold during the nine months ended September 30, 2013.

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Cost of Sales

Cost of sales was $169,534 for the nine months ended September 30, 2014, as compared to $110,233 for the comparable period ended September 30, 2013, an increase of $59,301. The increase in cost of sales is in line with our increase in sales during the current period in comparison to the same period in the prior year.

Gross Profit

Gross profit for the nine months ended September 30, 2014 was $50,596, as compared to $73,269 for the comparable period ended September 30, 2013, a decrease of $22,673. Gross profit percentage for the current nine months period ended September 30, 2014 was 23% compared to 40% for the prior period. The decrease is primarily attributable to greater offering greater discounts on its products in order to increase sales and brand awareness.

Operating Expenses

Operating expenses for the nine months ended September 30, 2014 were $188,566, which consisted of $69,000 in compensation and $119,566 in selling, general and administrative expenses. Operating expenses for the nine months ended September 30, 2013 were $1,334,360, which consisted of $1,255,411 in compensation and $78,949, which consisted of selling, general and administrative expenses. This decrease is primarily due to the stock based compensation for services rendered during the nine months ended September 30, 2013 offset by an increase in selling, general and administrative expenses due to our growing operations.

Net Loss

We had a net loss of $130,250 for the nine months ended September 30, 2014 compared to a net loss of $1,261,091 for the nine months ended September 30, 2013.

Liquidity and Capital Resources

At September 30, 2014, we had cash of $288,573.

Sources and Uses of Cash

Net cash used in operating activities was $221,689 for the nine months ended September 30, 2014 as compared to $203,912 net cash used in operating activities for the nine months ended September 30, 2013.

Net cash provided by financing activities was $475,000 for the nine months ended September 30, 2014 as compared to $304,981 provided by financing activities for the nine months ended September 30, 2013.

Financing

The Company’s capital requirements for the next 12 months will consist of purchasing inventory, marketing, legal, accounting and administrative costs currently estimated to be $600,000.

Management believes the Company requires an additional $600,000 to provide for its projected needs for operations for the next 12 months. However, the Company may decide to sell additional equity or increase its borrowings in order to fund product development or for other purposes. There can be no assurances, however, that the Company will be successful in doing so. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

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Off Balance Sheet Arrangements

We currently have no off-sheet balance arrangements.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the amounts of revenues and expenses. Critical accounting policies are those that require the application of management’s most difficult, subjective or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In applying these critical accounting policies, our management uses its judgment to determine the appropriate assumptions to be used in making certain estimates. Actual results may differ from these estimates.

We define critical accounting policies as those that are reflective of significant judgments and uncertainties and which may potentially result in materially different results under different assumptions and conditions. In applying these critical accounting policies, our management uses its judgment to determine the appropriate assumptions to be used in making certain estimates. These estimates are subject to an inherent degree of uncertainty.

Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer

2.	Identify the performance obligations in the contract

3.	Determine the transaction price

4.	Allocate the transaction price to the performance obligations in the contract

5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

1.	Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)

2.	Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations

3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 “Compensation—Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”).

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The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

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If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

MARKET PRICE FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

No public market currently exists for the securities being offered. Consequently, our stockholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our shares is an illiquid investment.

Following the closing of this offering, we anticipate applying for trading of our securities on the OTCQB maintained by FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the OTCQB, including:

●	we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

●	we must remain current in our filings;

●	we must find a member of FINRA to file a form 211 on our behalf.

The information contained within form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading. We have had no discussions with any market makers and there is no assurance that our shares will ever be approved by FINRA to be quoted on the OTCQB.

As of February 12, 2015, there were approximately 36 stockholders of record of our common stock.

Dividend Policy

The Company has never paid dividends on its common stock and does not anticipate that it will pay dividends in the foreseeable future. It intends to use any future earnings for the expansion of its business. Any future determination of applicable dividends will be made at the discretion of the board of directors and will depend on the results of operations, financial condition, capital requirements and other factors deemed relevant.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

There are no equity compensation plans.

23

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive officers and directors of the Company

The following table sets forth the names, ages and positions of our current board members and executive officers:

Name	Age	Position
James Murray	54	Chief Executive Officer and Director
Elliot Buzil	62	Vice President Sales and Director
Lorne Singer	28	Director of Sales
Ari Kluger	38	Secretary, Treasurer and Director
Eric Weisblum	44	Director

Our directors are elected for a term of one year and serve until such director’s successor is duly elected and qualified. Each executive officer serves at the pleasure of the Board.

The Company has no nominating, audit or compensation committees at this time.

Background Information

The following summarizes the occupational and business experience of our officers and directors.

James Murray has been our Chief Executive Officer and a director since our incorporation. From 1999 through 2014 Mr. Murray was the president and owner of DFX Global Logistics, a warehousing, distribution and third party provider in New Jersey. Mr. Murray's experience in business operations and knowledge of the Company led to his appointment as a director of the Company.

Elliot Buzil has been our Vice President/Sales and a director since our incorporation. Since January 1, 2009, he has been the president and chief executive officer of Equimarketing, Inc. From January 1993 through May 2012, Mr. Buzil was the chief executive officer and a vice president of Trans USA Products, Inc., a company which imports and manufactures consumer electronics. Mr. Buzil's extensive experience in the retail markets led to his appointment as a director of the Company.

Lorne Singer has been the Director of Sales for EquiMarketing since 2009.  From 2011 through 2012 Mr. Singer worked for Sears Holding.

Ari Kluger has served as Secretary, Treasurer and a director since December 18, 2013. Mr. Kluger has been at LH Financial Corp. since 1998. Mr. Kluger's extensive experience in the formation and financing of emerging growth companies led to his appointment as a director of the Company.

Eric Weisblum has been a director since December 18, 2013. Since January 2014 Mr. Weisblum has been the Chief Compliance Officer and a Director of Point Capital, Inc, a public investment company (PTCI). He co-founded Whalehaven Capital in 2003 and is currently a Partner of Whalehaven Capital’s General Partner and Managing Member of JAWS Capital Partners, LLC.  From 2002 to 2003, Mr. Weisblum was a registered representative with Domestic Securities, a New Jersey-based broker dealer. While with Domestic Securities, Mr. Weisblum held the Series 7 - General Securities Representative, the Series 63 – Uniform Securities Agent State Law Examination, and the Series 55 – Registered Equity Trader securities registrations.  From 1993 to 2002, Mr. Weisblum originated, structured, traded, and placed structured financing transactions at M.H. Meyerson & Co. Inc., a publicly traded registered investment bank. Mr. Weisblum holds a Bachelor of Arts degree from the University of Hartford’s Barney Business School.  Mr. Weisblum's extensive experience in the formation and financing of emerging growth companies led to his appointment as a director of the Company.

Audit Committee and Financial Expert; Committees

The Company does not have an audit committee. We are not a "listed company" under SEC rules and are therefore not required to have an audit committee comprised of independent directors.

The Company has no nominating or compensation committees at this time. The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. Given the size of the Company and its stage of development, the entire Board is involved in such decision making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

24

Family relationships

There are no family relationships among any of our officers or directors.

Involvement in legal proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Summary Compensation Table

The following table provides certain information regarding compensation awarded to, earned by or paid to our Chief Executive Officer during fiscal 2013 (“named executive officer”).

Name and Principal Position	Fiscal Year	Salary Paid ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation($)	Total ($)
Jim Murray	2013	0	0	0	0	0	0	*
Chief Executive Officer and director

* During the year ended December 31, 2013, Mr. Murray received $23,189 from the Company for freight logistics provided by DFX Global Logistics. For the first nine months ended September 30, 2014 Mr. Murray received $33,240 for similar services.

We have no pension, health, annuity, bonus, insurance, stock option, profit sharing or similar benefit plans.

Employment Agreements

We currently have no employment or consulting agreements.

Outstanding Equity Awards

There were no equity awards made to any named executive officer that were outstanding at December 31, 2013.

Director Compensation

Since our inception on December 18, 2013, no compensation has been paid to any of our directors in consideration for services rendered in their capacities as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of February 12, 2015, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our named executive officers and directors (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Earth Brand Holdings, Inc., 4675 Route 9N, Howell, New Jersey 07731.

25

The percentages below are calculated based on 27,198,276 shares of common stock issued and outstanding on February 12, 2015.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage

5% or Greater Stockholders

Whalehaven Capital Fund Limited(1)	6,148,582	22.6%

Alpha Capital Anstalt(2)	5,278,601	19.4%

Roth Holdings, LLC(5)	1,724,137	6.4%

Directors and officers

James Murray(3)	4,750,000	17.5%

Elliot Buzil	1,875,000	6.9%

Lorne Singer	1,875,000	6.9%

Ari Kluger(4)	1,000,000	3.7

Eric Weisblum	0	-

All officers and directors as a Group (5 persons)	9,500,000	34.9%

(1) Michael Finkelstein has sole voting and dispositive power as to the shares held by Whalehaven Capital Fund Limited (“Whalehaven”). Of the reported shares, 798,583 shares were issued to Whalehaven in exchange for its interest in GoGreen, 3,599,999 shares were issued for services provided and 1,750,000 for $50,000 invested in October 2013.

(2) Konrad Ackermann, director of Alpha Capital Anstalt (“Alpha”) has sole voting and investment power over the shares held by Alpha Capital. Of the reported shares, 878,601 shares were issued to Alpha in exchange for its interest in GoGreen; 2,650,000 shares were issued for services provided; 1,750,000 for $50,000 invested in September 2013.

(3) Mr. Murray received 3,500,000 shares in March 2013 for his investment of $150,000 and 1,250,000 shares for services provided in 2014.

(4) Ari Kluger, our Secretary and Treasurer and Director, has voting and dispositive power as to the shares of Osher Capital Partners LLC.

(5) Kristiann App, manager of Roth Holdings, LLC, has sole voting and dispositive power over the shares held by Roth Holdings, LLC.

Change-in-Control Agreements

The Company does not have any change-in-control agreements with any of its executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

Equimarketing is controlled by Elliot Buzil, its 62.5% shareholder, is compensated $6,000 per month in consulting fees, is entitled to a 5% commission on all sales made by Equimarketing, and a 2% over-ride on all sales made by other outside representative groups introduced by Equimarketing. Lorne Singer, our director of sales, is a 37.5% shareholder of Equimarketing. In June 2013, Mr. Buzil and Mr. Singer each received 1,875,000 shares in stock based compensation for services provided prior to appointment as directors of the company upon incorporation in December 2013.

James Murray, our Chief Executive Officer and a director, received $23,189 for the year ended December 31, 2013 and $33,240 for the nine months ended September 30, 2014 for providing freight logistics to the Company through DFX Global Logistics. In addition, Mr. Murray received 1,250,000 shares of common stock for services provided.

Each of Alpha and Whalehaven received an aggregate of 2,650,000 and 3,599,999, respectively, shares of common stock for services provided.

26

Director Independence

We currently do not have any independent directors as the term “independent” is defined by the rules of the American Stock Exchange.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling stockholders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

SEC filing fee	$65
Legal expenses	$15,000	*
Accounting expenses	$35,000	*
Total	$50,065

*Estimated

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. Upon completion of the registration and the filing and notification of effectiveness of our registration statement we will be subject to the reporting requirements of Section 13(a) of the Securities and Exchange Act of 1934 and, in accordance therewith, will file all requisite reports such as annual, quarterly, and current reports with the SEC. Such reports, this registration statement and other information may be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the common stock offered hereby, reference is made to the registration statement, and exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

 Our directors and officers are indemnified by our Bylaws to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares being offered hereby.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the year ended December 31, 2013 have been audited by Li and Company, PC, an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

27

Earth Brand Holdings, Inc.

September 30, 2014 and 2013

F-1

EARTH BRAND HOLDINGS, INC.

Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)

Assets

Current Assets
Cash	$288,573	$35,262
Accounts receivable, net	78,510	103,914
Inventory	230,193	187,446
Prepaid expenses	89,022	22,375

Total Current Assets	686,298	348,997

Other Assets
Security deposits	2,400	2,400

Total Other Assets	2,400	2,400

Total Assets	$688,698	$351,397

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued liabilities	$12,019	$4,637
Derivative liability	214,543	-

Total Current Liabilities	226,562	4,637

Commitments and Contingencies

Stockholders' Equity
Preferred stock par value $0.0001: 3,000,000 shares authorized; 2,000,000 and 0 shares designated, respectively
Series A Preferred stock par value $0.0001: 2,000,000 shares designated; 2,000,000 and 0 shares issued and outstanding, respectively	200	-
Common stock par value $0.0001: 100,000,000 shares authorized; 22,448,276 and 19,000,000 issued and outstanding, respectively	2,245	1,900
Additional paid in capital	2,191,966	1,717,511
Accumulated deficit	(1,732,275)	(1,372,651)

Total Stockholders' Equity	462,136	346,760

Total Liabilities and Stockholders' Equity	$688,698	$351,397

See accompanying notes to the consolidated financial statements

F-2

EARTH BRAND HOLDINGS, INC.

Consolidated Statements of Operations

	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2014	September 30, 2013
	(Unaudited)	(Unaudited)

Sales	220,130	183,502

Cost of sales	169,534	110,233

Gross Margin	50,596	73,269

Operating expenses
Compensation	69,000	1,255,411
Selling, general and administrative expenses	119,566	78,949
Total operating expenses	188,566	1,334,360

Loss from operations	(137,970)	(1,261,091)

Other income (expense):
Interest income	254	-
Change in fair value of derivative liabilities	7,466	-

Other income (expense), net	7,720	-

Loss before income tax provision	(130,250)	(1,261,091)

Income tax provision	-	-

Net loss	$(130,250)	$(1,261,091)

Earnings per share - basic and diluted	$(0.01)	$(0.17)

Weighted average common shares outstanding - basic and diluted	22,429,225	7,495,856

See accompanying notes to the consolidated financial statements

F-3

EARTH BRAND HOLDINGS, INC.

Consolidated Statement of Changes in Stockholders' Equity

For the Interim Period Ended September 30, 2014

(Unaudited)

	Preferred Stock par value $0.0001		Common Stock par value $0.0001		Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2012	-	$-	3,500,000	$350	$117,999	$-	$118,349

Common stock issued for services			8,500,000	850	1,178,061		1,178,911

Common stock issued for cash			7,000,000	700	421,451		422,151

Net loss						(1,372,651)	(1,372,651)

Balance, December 31, 2013	-	-	19,000,000	1,900	1,717,511	(1,372,651)	346,760

Preferred stock issued for cash	2,000,000	200			299,800		300,000

Common stock issued for cash			3,448,276	345	174,655		175,000

Direct expense to accumulated deficit for derivative liability treated as deemed dividend						(222,009)	(222,009)

Deemed dividend						(7,365)	(7,365)

Net loss						(130,250)	(130,250)

Balance, September 30, 2014	2,000,000	$200	22,448,276	$2,245	$2,191,966	$(1,732,275)	$462,136

See accompanying notes to consolidated financial statements

F-4

EARTH BRAND HOLDINGS, INC.

Consolidated Statements of Cash Flows

	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2014	September 30, 2013
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net loss	$(130,250)	$(1,261,091)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of derivative liabilities	(7,466)	-
Stock based compensation	-	1,178,911
Changes in operating assets and liabilities:
Accounts receivable	25,404	(95,782)
Inventory	(42,747)	(116,383)
Prepaid expenses	(66,647)	(2,477)
Security deposits	-	(2,400)
Other current assets	-	(3,117)
Accounts payable and accrued liabilities	17	98,427
Net Cash Used In Operating Activities	(221,689)	(203,912)

Cash Flows From Financing Activities:
Net proceeds from sale of preferred stock	300,000	-
Net proceeds from sale of common stock	175,000	304,981
Net Cash Provided By Financing Activities	475,000	304,981

Net change in cash	253,311	101,069

Cash at beginning of period	35,262	-
Cash at end of period	$288,573	$101,069

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
	$-	$-

See accompanying notes to the consolidated financial statements

F-5

Earth Brand Holdings, Inc.

September 30, 2014 and 2013

Notes to Consolidated Financial Statements

(Unaudited)

Note 1 - Organization and Operations

Earth Brand Holdings, Inc. and Subsidiary

Earth Brand Holdings, Inc.

Earth Brand Holdings, Inc. (“Earth Brand” or the “Company) was incorporated on December 18, 2013 under the law of the State of Nevada. Earth Brand was formed by the stockholders of GoGreen Power, Inc. for the sole purpose of acquiring all of the capital stock of GoGreen Power, Inc.

GoGreen Power, Inc.

GoGreen Power, Inc. (“GoGreen”) was incorporated under the laws of the State of Delaware on December 3, 2012. GoGreen was formed for the manufacture and sale of energy products. Previously, GoGreen, without incorporating, commenced operations on February 22, 2012, upon the acquisition of assets through an Assignment and Satisfaction Agreement (Note 4).

Merger of GoGreen

On March 21, 2014, Earth Brand entered into an Exchange Agreement to acquire all shares of GoGreen Power, Inc. (“GoGreen”), in consideration for the issuance of 3,500,000 shares of Earth Brand’s common stock. The number of shares issued represented 100% of the issued and outstanding common stock immediately after the consummation of the Exchange Agreement.

As a result of the ownership interests of the former stockholders of GoGreen, for financial statement reporting purposes, the merger between Earth Brand and GoGreen has been treated as a reverse acquisition with GoGreen deemed the accounting acquirer and Earth Brand deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse merger is deemed a capital transaction and the net assets of GoGreen (the accounting acquirer) are carried forward to Earth Brand (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of Earth Brand and the assets and liabilities of GoGreen which are recorded at historical cost. The equity of the combined entity is the historical equity of GoGreen retroactively restated to reflect the number of shares issued by Earth Brand in the transaction.

The financial statements are that of GoGreen.

Note 2 - Significant and Critical Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation – Unaudited Interim Financial Information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company as of December 31, 2013 and for the year ended and notes thereto contained in the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

F-6

Segment Reporting

In accordance with ASC 280 “Segment Reporting”, operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company’s chief decision maker, as defined under the FASB’s guidance, is its Chief Executive Officer. It is determined that the Company operates in one business segment and one geographic segment, the United States of America. It is impractical and management does not believe the user of these financial statements would benefit from disclosing revenues for each product or group of products. All products sold to date fall under battery and lighting related product category.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.
(ii)	Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole.
(iii)	Inventory Obsolescence and Markdowns: The Company’s estimate of potentially excess and slow-moving inventories is based on evaluation of inventory levels and aging, review of inventory turns and historical sales experiences. The Company’s estimate of reserve for inventory shrinkage is based on the historical results of physical inventory cycle counts.
(iv)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.
(v)	Estimates and assumptions used in valuation of equity instruments: Management estimates the expected term of share options and similar instruments, the expected volatility of the Company’s common shares and the method used to estimate it, the expected annual rate of quarterly dividends, and the risk free rate(s) to value share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

F-7

Principles of consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10, all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition/disposition, if applicable)	Attributable interest

GoGreen Power, Inc.	The State of Delaware	December 3, 2012 (March 21, 2014)	100%

The consolidated financial statements include all accounts of the Company, and GoGreen as of the reporting periods end date and for the reporting periods then ended from their respective dates of acquisition.

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses, accounts payable and accrued liabilities approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventory. The Company identifies potentially excess and slow-moving inventory by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

F-8

Level 3 Financial Liabilities – Derivative conversion features and warrant liabilities

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the consolidated balance sheets as of September 30, 2014:

	Carrying	Fair Value Measurement Using
	Value	Level 1	Level 2	Level 3	Total

Derivative conversion features	$214,543	$-	$-	$214,543	$214,543

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the consolidated balance sheets as of December 31, 2013:

	Carrying	Fair Value Measurement Using
	Value	Level 1	Level 2	Level 3	Total

Derivative conversion features	$	$-	$-	$-	$-

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the nine months ended September 30, 2014:

	Fair Value Measurement Using Level 3 Inputs
	Derivative Liabilities	Total

Balance, December 31, 2013	$-	$-

Total (gains) or losses (realized/unrealized) included in consolidated statements of operations	(7,466)	(7,466)

Purchases, issuances and settlements	-	-

Transfers in and/or out of Level 3	222,009	222,009

Balance, September 30, 2014	$214,543	$214,543

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Pursuant to FASB ASC paragraph 310-10-35-47 trade receivables that management has the intent and ability to hold for the foreseeable future shall be reported in the balance sheet at outstanding principal adjusted for any charge-offs and the allowance for doubtful accounts. The Company follows FASB ASC paragraphs 310-10-35-7 through 310-10-35-10 to estimate the allowance for doubtful accounts. Pursuant to FASB ASC paragraph 310-10-35-9, losses from uncollectible receivables shall be accrued when both of the following conditions are met: (a) Information available before the financial statements are issued or are available to be issued (as discussed in Section 855-10-25) indicates that it is probable that an asset has been impaired at the date of the financial statements, and (b) The amount of the loss can be reasonably estimated. These conditions may be considered in relation to individual receivables or in relation to groups of similar types of receivables. If the conditions are met, an accrual shall be made even though the particular receivables that are uncollectible may not be identifiable. The Company reviews individually each trade receivable for collectability and performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay. Bad debt expense is included in general and administrative expenses, if any.

F-9

Pursuant to FASB ASC paragraph 310-10-35-41 Credit losses for trade receivables (uncollectible trade receivables), which may be for all or part of a particular trade receivable, shall be deducted from the allowance. The related trade receivable balance shall be charged off in the period in which the trade receivables are deemed uncollectible. Recoveries of trade receivables previously charged off shall be recorded when received. The Company charges off its trade account receivables against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

There was no allowance for doubtful accounts at September 30, 2014 or December 31, 2013.

Inventories

Inventory Valuation

The Company values inventory, entirely consisting of finished goods, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method. The Company reduces inventory for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value. Factors utilized in the determination of estimated market value include: (i) current sales data and historical return rates, (ii) estimates of future demand, and (iii) competitive pricing pressures.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventory considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventory to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

There was no inventory obsolescence at September 30, 2014 or December 31, 2013.

There was no lower of cost or market adjustments for the reporting period ended September 30, 2014 or 2013.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 FASB Accounting Standards, the related parties include (a.) affiliates (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act) of the Company; (b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15 FASB Accounting Standards, to be accounted for by the equity method by the investing entity; (c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d.) principal owners of the Company; (e.) management of the Company; (f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a.) the nature of the relationship(s) involved; (b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-10

Derivative Instruments and Hedging Activities

The Company accounts for derivative instruments and hedging activities in accordance with paragraph 815-10-05-4 of the FASB Accounting Standards Codification (“Paragraph 815-10-05-4”). Paragraph 815-10-05-4 requires companies to recognize all derivative instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends upon: (i) whether the derivative has been designated and qualifies as part of a hedging relationship, and (ii) the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument based upon the exposure being hedged as either a fair value hedge, cash flow hedge or hedge of a net investment in a foreign operation.

Derivative Liability

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock.   Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. The adoption of Section 815-40-15 has affected the accounting for the conversion feature on the preferred stock.

The Company marks to market the fair value of the embedded derivative feature at each balance sheet date and records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

The Company utilizes the Lattice model that values the liability of the derivative feature based on a probability weighted discounted cash flow model. The reason the Company picks the Lattice model is that in many cases there may be multiple embedded features or the features of the bifurcated derivatives may be so complex that a Black-Scholes valuation does not consider all of the terms of the instrument. Therefore, the fair value may not be appropriately captured by simple models. In other words, simple models such as Black-Scholes may not be appropriate in many situations given complex features and terms of the conversion option (e.g., combined embedded derivatives). The Lattice model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise and full reset features. Based on these features, there are two primary events that can occur; the Holder exercises or converts the derivative instrument or the derivative instruments are held to expiration. The Lattice model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections were then made on the underlying factors which led to potential scenarios. Probabilities were assigned to each scenario based on management projections. This led to a cash flow projection and a probability associated with that cash flow. A discounted weighted average cash flow over the various scenarios was completed to determine the value of the derivative instrument.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-11

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue:

Sale of products:  The Company derives its revenues from sales contracts with customers with revenues being generated upon the shipment of merchandise.  Persuasive evidence of an arrangement is demonstrated via sales invoice or contract; product delivery is evidenced by the warehouse shipping log as well as a signed bill of lading from the carrier and title transfers upon shipment, based on free on board (“FOB”) shipping point; the sales price to the customer is fixed upon acceptance of the signed purchase order or contract

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for share-based payment transactions issued to employees under the guidance of the Topic 718 Compensation—Stock Compensation of the FASB Accounting Standards Codification (“ASC Topic 718”).

Pursuant to ASC Section 718-10-20 an employee is an individual over whom the grantor of a share-based compensation award exercises or has the right to exercise sufficient control to establish an employer-employee relationship based on common law as illustrated in case law and currently under U.S. Internal Revenue Service (“IRS”) Revenue Ruling 87-41. A non-employee director does not satisfy this definition of employee. Nevertheless, non-employee directors acting in their role as members of a board of directors are treated as employees if those directors were elected by the employer’s shareholders or appointed to a board position that will be filled by shareholder election when the existing term expires. However, that requirement applies only to awards granted to non-employee directors for their services as directors. Awards granted to non-employee directors for other services shall be accounted for as awards to non-employees.

Pursuant to ASC Paragraphs 718-10-30-2 and 718-10-30-3 a share-based payment transaction with employees shall be measured based on the fair value of the equity instruments issued and an entity shall account for the compensation cost from share-based payment transactions with employees in accordance with the fair value-based method, i.e., the cost of services received from employees in exchange for awards of share-based compensation generally shall be measured based on the grant-date fair value of the equity instruments issued or the fair value of the liabilities incurred/settled.

Pursuant to ASC Paragraphs 718-10-30-6 and 718-10-30-9 the measurement objective for equity instruments awarded to employees is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility, at the grant date. As such, the fair value of an equity share option or similar instrument shall be estimated using a valuation technique such as an option pricing model. For this purpose, a similar instrument is one whose fair value differs from its intrinsic value, that is, an instrument that has time value.

If the Company’s common shares are traded in one of the national exchanges, the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in its most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

F-12

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.
b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
c.	The current price of the underlying share.
d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.
e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC Paragraphs 718-10-30-11 and 718-10-30-17 a restriction that stems from the forfeitability of instruments to which employees have not yet earned the right, such as the inability either to exercise a non-vested equity share option or to sell non-vested shares, is not reflected in estimating the fair value of the related instruments at the grant date. Instead, those restrictions are taken into account by recognizing compensation cost only for awards for which employees render the requisite service and a non-vested equity share or non-vested equity share unit awarded to an employee shall be measured at its fair value as if it were vested and issued on the grant date.

Pursuant to ASC Paragraphs 718-10-35-2 and 718-10-35-3 the compensation cost for an award of share-based employee compensation classified as equity shall be recognized over the requisite service period, with a corresponding credit to equity (generally, paid-in capital). The requisite service period is the period during which an employee is required to provide service in exchange for an award, which often is the vesting period. The total amount of compensation cost recognized at the end of the requisite service period for an award of share-based compensation shall be based on the number of instruments for which the requisite service has been rendered (that is, for which the requisite service period has been completed). An entity shall base initial accruals of compensation cost on the estimated number of instruments for which the requisite service is expected to be rendered. That estimate shall be revised if subsequent information indicates that the actual number of instruments is likely to differ from previous estimates. The cumulative effect on current and prior periods of a change in the estimated number of instruments for which the requisite service is expected to be or has been rendered shall be recognized in compensation cost in the period of the change. Previously recognized compensation cost shall not be reversed if an employee share option (or share unit) for which the requisite service has been rendered expires unexercised (or unconverted).

F-13

Under the requirement of ASC Paragraph 718-10-35-8 the Company made a policy decision to recognize compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under the guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC Paragraphs 505-50-30-2 and 505-50-30-11 share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date: (a) The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); or (b) The date at which the counterparty's performance is complete. If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.
b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
c.	The current price of the underlying share.

F-14

d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.
e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC paragraph 505-50-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

F-15

Earnings per Share

Earnings Per Share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

The Company had 2,000,000 potentially dilutive shares from the conversion of preferred stock as of September 30, 2014.  The Company had no potentially dilutive shares at September 30, 2013.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (the “Indirect Method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as a filer with the United States Securities & Exchange Commission (the “SEC”) considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

F-16

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

1.	Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)
2.	Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations
3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 “Compensation—Stock Compensation (Topic 718) : Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”).

The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

F-17

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company's financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at September 30, 2014 and a net loss for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of a public or private offering, there can be no assurance to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 - Assignment and Assumptions Agreement

On February 22, 2012, the Company entered into an Agreement to Accept Collateral in Satisfaction of Obligations and an Assignment Agreement (“Agreements”). The Company entered into these Agreements with Ecoready Corporation (“Ecoready”) along with former secured creditors of Ecoready.

Ecoready was a distressed entity that manufactured and sold batteries. The secured creditors entered into the Agreements to foreclose on all assets of Ecoready. The secured creditors in turn, transferred all assets to the Company, in exchange for 3,500,000 shares of common stock.

The Company received certain assets, of which management deemed, other than inventory which had a both a historical cost basis and a current market value $118,349, impaired at the time of receipt.

F-18

Note 5 - Derivative Instruments and the Fair Value of Financial Instruments

(i) 2014 Preferred Stock Issued

Derivative Analysis

Because the preferred stock has full reset adjustments tied to future issuances of equity securities by the Company, they are subject to derivative liability treatment under Section 815-40-15 of the FASB Accounting Standard Codification (“Section 815-40-15”).

Valuation of Derivative Liability

(a)	Valuation Methodology

The Company’s February, 2014 preferred stock does not trade in an active securities market at the end of the reporting period, as such, the Company developed a Lattice model that values the derivative liability of the conversions features based on a probability weighted discounted cash flow model. This model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise feature and the full ratchet reset.

Based on these features, there are two primary events that can occur; the Holder exercises the preferred stock or the preferred stock are remains held. The model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections were then made on these underlying factors which led to a set of potential scenarios. As the result of the large preferred stock overhang we accounted for the dilution affects, volatility and market cap to adjust the projections.

Probabilities were assigned to each of these scenarios based on management projections. This led to a cash flow projection and a probability associated with that cash flow. A discounted weighted average cash flow over the various scenarios was completed to determine the value of the derivative liability.

(b)	Valuation Assumptions

The Company’s derivative liabilities were valued at September 30, 2014 with the following assumptions:

•	The stock price would fluctuate with the Company projected volatility.

•	The stock price would fluctuate with an annual volatility. The projected volatility curve was based on historical volatilities of the Company for the valuation periods.

•	The Holder would exercise the preferred stock (effective registration is projected 4 months from issuance and the earliest exercise is projected 180 days from issuance) at target prices of 2 times the higher of the projected reset price or stock price.

•	The Holder would exercise the preferred stock at maturity if the stock price was above the project reset prices.

•	A 100% probability of a reset event and a projected financing each quarter for 3 years at prices approximating 93% of market

•	The Company had no reset event during this quarter period ending September 30, 2014.

•	The projected volatility curve for the valuation dates was 111% -115%

F-19

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the nine months ended September 30, 2014:

	Fair Value Measurement Using Level 3 Inputs
	Derivative Liabilities	Total

Balance, December 31, 2013	$-	$-

Total (gains) or losses (realized/unrealized) included in consolidated statements of operations	(7,466)	(7,466)

Purchases, issuances and settlements	-	-

Transfers in and/or out of Level 3	222,009	222,009

Balance, September 30, 2014	$214,543	$214,543

Note 6 - Related Party Transactions

Equimarketing, Inc., a Company controlled by a significant shareholder and officer, is compensated $6,000 per month in consulting fees, a 5% commission on all sales made by Equimarketing, and a 2% over-ride on all sales made by other outside representative groups introduced by Equimarketing.

Jim Murray, the Company’s Chief Executive Officer and a director, received $33,240 and $12,178 for providing freight logistics to the Company for the nine months ended September 30, 2014 and 2013, respectively, through DFX Global Logistics, a warehousing, distribution and third party provider in New Jersey.

Note 7 - Commitments and Contingencies

Operating Leases

On December 19, 2012, the Company entered into a non-cancelable operating lease for office space expiring on December 31, 2015. The monthly lease payment calls for monthly payments of $1,100 during 2014 and $1,200 during 2015.

Future minimum payments required under this non-cancelable operating lease were as follows:

Year ending December 31:

2014 (remainder of the year)	$3,300

2015	14,400

$17,700

Note 8 - Stockholders’ Equity

Shares Authorized

Upon amendment, the total number of shares of all classes of stock which the Company is authorized to issue is One Hundred and Three Million (103,000,000) shares of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $.0001 per share and Three Million (3,000,000) shall be Preferred Stock, par value $.0001 per share.

Preferred Stock

In February 2014, the Company sold 2,000,000 shares of Series A Cumulative Prior Preferred Stock for net proceeds of $300,000. The preferred shares are convertible into shares of common stock at $0.15 per share at the option of the holder. The shares pay a dividend of 4% per annum.

If at any time while the preferred stock is outstanding, the Company issues additional equity securities, the preferred stock has full reset adjustment to the lower conversion price. The preferred stock is not convertible if, after giving effect to such conversion, the holder and such holder’s affiliates would beneficially own in excess of 4.99%.

F-20

Common Stock

During 2013, the Company sold 7,000,000 shares of common stock for net proceeds of $422,151.

During the year ended December 31, 2013, the Company issued 8,500,000 shares for consulting, business development and structuring services rendered. The Company valued these shares based on the most recent equity sales. In accordance with ASC 718 and ASC 505, the Company recorded stock based compensation in the amount of $1,178,911 which is based on the grant date fair value.

During 2014, the Company sold 3,448,276 shares of common stock for net proceeds of $175,000.

Note 9 - Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the consolidated financial statements were issued to determine if they must be reported. The Management of the Company determined that there were reportable subsequent events to be disclosed as follows:

On October 27, 2014, the Company issued 1,250,000 shares of common stock to three majority shareholders for services provided to the Company.

F-21

Earth Brand Holdings, Inc.

December 31, 2013 and 2012

Index to the Consolidated Financial Statements

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-23

Consolidated Balance Sheets as of December 31, 2013 and 2012	F-24

Consolidated Statements of Operations for the Year Ended December 31, 2013 and for the Period from February 22, 2012 (inception) through December 31, 2012	F-25

Consolidated Statement of Changes in Stockholders’ Equity for the Period from February 22, 2012 (inception) through December 31, 2013	F-26

Consolidated Statements of Cash Flows for the Year Ended December 31, 2013 and for the Period from February 22, 2012 (inception) through December 31, 2012	F-27

Notes to the Consolidated Financial Statements	F-28 - F-41

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Earth Brand Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Earth Brand Holdings, Inc. (the “Company”) as of December 31, 2013 and 2012 and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2013 and for the period from February 22, 2012 (inception) through December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the year ended December 31, 2013 and for the period from February 22, 2012 (inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had an accumulated deficit at December 31, 2013, a net loss and net cash used in operating activities for the year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li and Company, PC

Li and Company, PC

Skillman, New Jersey

November 5, 2014

F-23

EARTH BRAND HOLDINGS, INC.

Consolidated Balance Sheets

	December 31, 2013	December 31, 2012

Assets

Current Assets
Cash	$35,262	$-
Accounts receivable, net	103,914	-
Inventory	187,446	118,349
Prepaid expenses	22,375	-

Total Current Assets	348,997	118,349

Other Assets
Security deposits	2,400	-

Total Other Assets	2,400	-

Total Assets	$351,397	$118,349

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued liabilities	$4,637	$-

Total Current Liabilities	4,637	-

Total Liabilities	4,637	-

Commitments and Contingencies

Stockholders' Equity
Preferred stock par value $0.0001: 3,000,000 shares authorized; 2,000,000 shares designated;	-	-
Series A Cumulative - Prior preferred stock par value $0.0001: stated value $0.15 per share; 2,000,000 shares designated; none issued or outstanding	-	-
Common stock par value $0.0001: 100,000,000 shares authorized, 19,000,000 and 3,500,000 issued and outstanding, respectively	1,900	350
Additional paid in capital	1,717,511	117,999
Accumulated deficit	(1,372,651)	-

Total Stockholders' Equity	346,760	118,349

Total Liabilities and Stockholders' Equity	$351,397	$118,349

See accompanying notes to the consolidated financial statements

F-24

EARTH BRAND HOLDINGS, INC.

Consolidated Statements of Operations

		For the Period from
		February 22, 2012
	For the Year Ended	(inception) through
	December 31, 2013	December 31, 2012

Sales	$333,133	$-

Cost of sales	285,447	-

Gross Margin	47,686	-

Operating expenses
Compensation	1,178,911	-
Selling, general and administrative expenses	241,426	-
Total operating expenses	1,420,337	-

Net loss	$(1,372,651)	$-

Earnings per share - basic and diluted	$(0.11)	$-

Weighted average common shares outstanding - basic and diluted	12,413,014	3,500,000

See accompanying notes to the consolidated financial statements

F-25

EARTH BRAND HOLDINGS, INC.

Consolidated Statement of Changes in Stockholders' Equity

For the Period from February 22, 2012 (inception) through December 31, 2013

	Common Stock par value $0.0001		Additional Paid-In	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Balance, February 22, 2012	-	$-	$-	$-	$-

Common stock issued in asset assumption	3,500,000	350	117,999		118,349

Net loss				-	-

Balance, December 31, 2012	3,500,000	350	117,999	-	118,349

Common stock issued for services	8,500,000	850	1,178,061		1,178,911

Common stock issued for cash	7,000,000	700	421,451		422,151

Net loss				(1,372,651)	(1,372,651)

Balance, December 31, 2013	19,000,000	$1,900	$1,717,511	$(1,372,651)	$346,760

See accompanying notes to the consolidated financial statements

F-26

EARTH BRAND HOLDINGS, INC.

Consolidated Statements of Cash Flows

		For the Period from
		February 22, 2012
	For the Year Ended	(inception) through
	December 31, 2013	December 31, 2012

Cash Flows From Operating Activities:
Net loss	$(1,372,651)	$-
Adjustments to reconcile net loss to net cash used in operating activities
Stock based compensation	1,178,911	-
Changes in operating assets and liabilities:
Accounts receivable	(103,914)	-
Inventory	(69,097)	-
Prepaid expenses	(22,375)	-
Security deposits	(2,400)	-
Accounts payable and accrued liabilities	4,637	-
Net Cash Used In Operating Activities	(386,889)	-

Cash Flows From Financing Activities:
Net proceeds from sale of common stock	422,151	-
Net Cash Provided By Financing Activities	422,151	-

Net change in cash	35,262	-

Cash at beginning of period	-	-
Cash at end of period	$35,262	$-

Supplemental disclosures of cash flow information:
Interest paid	$6,346	$-
Income tax paid	$-	$-

Supplemental disclosure of non-cash investing and financing activities:

Assets acquired and liabilities assumed through assets acquisition as follows:
Inventory	$-	$118,349

See accompanying notes to the consolidated financial statements

F-27

Earth Brand Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 1 - Organization and Operations

Earth Brand Holdings, Inc. and Subsidiary

Earth Brand Holdings, Inc.

Earth Brand Holdings, Inc. (“Earth Brand” or the “Company) was incorporated on December 18, 2013 under the law of the State of Nevada. Earth Brand was formed by the stockholders of GoGreen Power, Inc. for the sole purpose of acquiring all of the capital stock of GoGreen Power, Inc.

GoGreen Power, Inc.

GoGreen Power, Inc. (“GoGreen”) was incorporated under the laws of the State of Delaware on December 3, 2012. GoGreen was formed for the manufacture and sale of energy products. Previously, GoGreen, without incorporating, commenced operations on February 22, 2012, upon the acquisition of assets through an Assignment and Satisfaction Agreement (Note 4).

Merger of GoGreen

On March 21, 2014, Earth Brand entered into an Exchange Agreement to acquire all shares of GoGreen Power, Inc. (“GoGreen”), in consideration for the issuance of 3,500,000 shares of Earth Brand’s common stock. The number of shares issued represented 100% of the issued and outstanding common stock immediately after the consummation of the Exchange Agreement.

As a result of the ownership interests of the former stockholders of GoGreen, for financial statement reporting purposes, the merger between Earth Brand and GoGreen has been treated as a reverse acquisition with GoGreen deemed the accounting acquirer and Earth Brand deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse merger is deemed a capital transaction and the net assets of GoGreen (the accounting acquirer) are carried forward to Earth Brand (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of Earth Brand and the assets and liabilities of GoGreen which are recorded at historical cost. The equity of the combined entity is the historical equity of GoGreen retroactively restated to reflect the number of shares issued by Earth Brand in the transaction.

The financial statements are that of GoGreen.

F-28

Note 2 - Significant and Critical Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”)

Segment Reporting

In accordance with ASC 280 “Segment Reporting”, operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company’s chief decision maker, as defined under the FASB’s guidance, is its Chief Executive Officer. It is determined that the Company operates in one business segment and one geographic segment, the United States of America. It is impractical and management does not believe the user of these financial statements would benefit from disclosing revenues for each product or group of products. All products sold to date fall under battery and lighting related product category.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.
(ii)	Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole.
(iii)	Inventory Obsolescence and Markdowns: The Company’s estimate of potentially excess and slow-moving inventories is based on evaluation of inventory levels and aging, review of inventory turns and historical sales experiences. The Company’s estimate of reserve for inventory shrinkage is based on the historical results of physical inventory cycle counts.
(iv)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.
(v)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

F-29

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10, all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8, the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

GoGreen Power, Inc.	The State of Delaware	December 3, 2014 (March 21, 2014)	100%

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. As of December 31, 2013 and 2012, the Company did not have any level 3 fair values.

F-30

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses, accounts payable and accrued liabilities approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventory. The Company identifies potentially excess and slow-moving inventory by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Pursuant to FASB ASC paragraph 310-10-35-47 trade receivables that management has the intent and ability to hold for the foreseeable future shall be reported in the balance sheet at outstanding principal adjusted for any charge-offs and the allowance for doubtful accounts. The Company follows FASB ASC paragraphs 310-10-35-7 through 310-10-35-10 to estimate the allowance for doubtful accounts. Pursuant to FASB ASC paragraph 310-10-35-9 Losses from uncollectible receivables shall be accrued when both of the following conditions are met: (a) Information available before the financial statements are issued or are available to be issued (as discussed in Section 855-10-25) indicates that it is probable that an asset has been impaired at the date of the financial statements, and (b) The amount of the loss can be reasonably estimated. Those conditions may be considered in relation to individual receivables or in relation to groups of similar types of receivables. If the conditions are met, accrual shall be made even though the particular receivables that are uncollectible may not be identifiable. The Company reviews individually each trade receivable for collectability and performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and general economic conditions that may affect a client’s ability to pay. Bad debt expense is included in general and administrative expenses, if any.

Pursuant to FASB ASC paragraph 310-10-35-41 Credit losses for trade receivables (uncollectible trade receivables), which may be for all or part of a particular trade receivable, shall be deducted from the allowance. The related trade receivable balance shall be charged off in the period in which the trade receivables are deemed uncollectible. Recoveries of trade receivables previously charged off shall be recorded when received. The Company charges off its trade account receivables against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

There was no allowance for doubtful accounts at December 31, 2013 or 2012.

Inventories

Inventory Valuation

The Company values inventory, entirely consisting of finished goods, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method. The Company reduces inventory for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value. Factors utilized in the determination of estimated market value include: (i) current sales data and historical return rates, (ii) estimates of future demand, and (iii) competitive pricing pressures.

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Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventory considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventory to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

There was no inventory obsolescence at December 31, 2013 or 2012.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 FASB Accounting Standards, the related parties include (a.) affiliates (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act) of the Company; (b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15 FASB Accounting Standards, to be accounted for by the equity method by the investing entity; (c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d.) principal owners of the Company; (e.) management of the Company; (f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a.) the nature of the relationship(s) involved; (b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

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Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

In addition to the aforementioned general policy, the following are the specific revenue recognition policies for each major category of revenue:

Sale of products:  The Company derives its revenues from sales contracts with customers with revenues being generated upon the shipment of merchandise.  Persuasive evidence of an arrangement is demonstrated via sales invoice or contract; product delivery is evidenced by the warehouse shipping log as well as a signed bill of lading from the carrier and title transfers upon shipment, based on free on board (“FOB”) shipping point; the sales price to the customer is fixed upon acceptance of the signed purchase order or contract.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for share-based payment transactions issued to employees under the guidance of the Topic 718 Compensation—Stock Compensation of the FASB Accounting Standards Codification (“ASC Topic 718”).

Pursuant to ASC Section 718-10-20 an employee is an individual over whom the grantor of a share-based compensation award exercises or has the right to exercise sufficient control to establish an employer-employee relationship based on common law as illustrated in case law and currently under U.S. Internal Revenue Service (“IRS”) Revenue Ruling 87-41. A nonemployee director does not satisfy this definition of employee. Nevertheless, nonemployee directors acting in their role as members of a board of directors are treated as employees if those directors were elected by the employer’s shareholders or appointed to a board position that will be filled by shareholder election when the existing term expires. However, that requirement applies only to awards granted to nonemployee directors for their services as directors. Awards granted to nonemployee directors for other services shall be accounted for as awards to non-employees.

Pursuant to ASC Paragraphs 718-10-30-2 and 718-10-30-3 a share-based payment transaction with employees shall be measured based on the fair value of the equity instruments issued and an entity shall account for the compensation cost from share-based payment transactions with employees in accordance with the fair value-based method, i.e., the cost of services received from employees in exchange for awards of share-based compensation generally shall be measured based on the grant-date fair value of the equity instruments issued or the fair value of the liabilities incurred/settled.

Pursuant to ASC Paragraphs 718-10-30-6 and 718-10-30-9 the measurement objective for equity instruments awarded to employees is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility, at the grant date. As such, the fair value of an equity share option or similar instrument shall be estimated using a valuation technique such as an option pricing model. For this purpose, a similar instrument is one whose fair value differs from its intrinsic value, that is, an instrument that has time value.

If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in its most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.
b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

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c.	The current price of the underlying share.
d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.
e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC Paragraphs 718-10-30-11 and 718-10-30-17 a restriction that stems from the forfeitability of instruments to which employees have not yet earned the right, such as the inability either to exercise a non-vested equity share option or to sell non-vested shares, is not reflected in estimating the fair value of the related instruments at the grant date. Instead, those restrictions are taken into account by recognizing compensation cost only for awards for which employees render the requisite service and a non-vested equity share or non-vested equity share unit awarded to an employee shall be measured at its fair value as if it were vested and issued on the grant date.

Pursuant to ASC Paragraphs 718-10-35-2 and 718-10-35-3 the compensation cost for an award of share-based employee compensation classified as equity shall be recognized over the requisite service period, with a corresponding credit to equity (generally, paid-in capital). The requisite service period is the period during which an employee is required to provide service in exchange for an award, which often is the vesting period. The total amount of compensation cost recognized at the end of the requisite service period for an award of share-based compensation shall be based on the number of instruments for which the requisite service has been rendered (that is, for which the requisite service period has been completed). An entity shall base initial accruals of compensation cost on the estimated number of instruments for which the requisite service is expected to be rendered. That estimate shall be revised if subsequent information indicates that the actual number of instruments is likely to differ from previous estimates. The cumulative effect on current and prior periods of a change in the estimated number of instruments for which the requisite service is expected to be or has been rendered shall be recognized in compensation cost in the period of the change. Previously recognized compensation cost shall not be reversed if an employee share option (or share unit) for which the requisite service has been rendered expires unexercised (or unconverted).

Under the requirement of ASC Paragraph 718-10-35-8 the Company made a policy decision to recognize compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under the guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

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Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC Paragraphs 505-50-30-2 and 505-50-30-11 share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date: (a) The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); or (b) The date at which the counterparty's performance is complete. If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.
b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.
c.	The current price of the underlying share.
d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.
e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.
f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

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Pursuant to ASC paragraph 505-50-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Earnings per Share

Earnings Per Share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

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Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

The Company had no potentially dilutive shares at December 31, 2013 and 2012.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (the “Indirect Method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as a filer with the United States Securities & Exchange Commission (the “SEC”) considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”).

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when (or as) the entity satisfies a performance obligations

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The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

1.	Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)
2.	Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations
3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 “Compensation—Stock Compensation (Topic 718) : Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”).

The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

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If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company's financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had an accumulated deficit at December 31, 2013, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds by way of a public or private offering, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 - Assignment and Assumptions Agreement

On February 22, 2012, the Company entered into an Agreement to Accept Collateral in Satisfaction of Obligations and an Assignment Agreement (“Agreements”). The Company entered into these Agreements with Ecoready Corporation (“Ecoready”) along with former secured creditors of Ecoready.

Ecoready was a distressed entity that manufactured and sold batteries. The secured creditors entered into the Agreements to foreclose on all assets of Ecoready. The secured creditors in turn, transferred all assets to the Company, in exchange for 3,500,000 shares of common stock.

The Company received certain assets, of which management deemed, other than inventory which had a both a historical cost basis and a current market value $118,349, impaired at the time of receipt.

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Note 5 - Stockholders’ Equity

Shares Authorized

Upon amendment, the total number of shares of all classes of stock which the Company is authorized to issue is One Hundred and Three Million (103,000,000) shares of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $.001 per share and Three Million (3,000,000) shall be Preferred Stock, par value $.001 per share.

During 2013, the Company sold 7,000,000 shares of common stock for net proceeds of $422,151.

During the year ended December 31, 2013, the Company issued 8,500,000 shares for consulting, business development and structuring services rendered. The Company valued these shares based on the most recent equity sales. In accordance with ASC 718 and ASC 505, the Company recorded stock based compensation in the amount of $1,178,911 which is based on the grant date fair value.

Note 6 - Related Party Transactions

Equimarketing, Inc., a Company controlled by a significant shareholder and officer, is compensated $6,000 per month in consulting fees, a 5% commission on all sales made by Equimarketing, and a 2% over-ride on all sales made by other outside representative groups introduced by Equimarketing.

Jim Murray, our Chief Executive Officer and a director, received $23,189 for providing freight logistics to the Company for the year ended December 31. 2013 through DFX Global Logistics, a warehousing, distribution and third party provider in New Jersey.

Note 7 - Commitments and Contingencies

Operating Leases

On December 19, 2012, the Company entered into a non-cancelable operating lease for office space that will expire on December 31, 2015. The monthly lease payment calls for monthly payments of $1,000 during 2013, $1,100 during 2014 and $1,200 during 2015.

Future minimum payments required under this non-cancelable operating lease were as follows:

Year ending December 31:

2014	$13,200

2015	14,400

$27,600

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Note 8 – Deferred Tax Assets and Income Tax Provision

Deferred Tax Assets

At December 31, 2013, the Company's net operating loss (“NOL”) carry–forwards would have been $193,740 for Federal income tax purposes that may be offset against its future taxable income through 2033 have the Company had always been a C Corporation upon its incorporation. No income tax benefit would had been reported with respect to these net operating loss carry-forwards because the Company believes that the realization of the Company’s net deferred tax assets of approximately $66,000 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance.

The Company would have provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding the probability of its realization.  The valuation allowance would have increased approximately $66,000 and $0 for the reporting period ended December 31, 2013 and 2012, respectively.

Components of deferred tax assets in the balance sheets would have been as follows:

	December 31, 2013	December 31, 2012
Net deferred tax assets – non-current:

Expected income tax benefit from NOL carry-forwards	$66,000	$-

Less valuation allowance	(66,000)	-

Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision would have been as follows:

	For the reporting period ended December 31, 2013	For the reporting period ended December 31, 2012

Federal statutory income tax rate	34.0%	0.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)	(0.0)

Effective income tax rate	0.0%	0.0%

Note 9 - Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the consolidated financial statements were issued to determine if they must be reported. The Management of the Company determined that there were reportable subsequent events.

In February 2014, the Company sold 2,000,000 shares of Series A Cumulative Prior Preferred Stock to investors for an aggregate of $300,000 in cash.

On October 27, 2014, the Company issued 1,250,000 shares of common stock to each of three majority shareholders for services provided to the Company.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

The expenses payable by the “Company in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below.  Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$65
Legal fees and expenses*	15,000
Accounting fees and expenses*	35,000
Transfer agent and registrar fees*	5,000
Miscellaneous fees and expenses*	2,500

Total	$57,565

* Estimated

Item 14.   Indemnification of Directors and Officers

Our officers and directors are indemnified by our articles of incorporation and bylaws to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 15.    Recent Sales of Unregistered Securities

Since inception on December 18, 2013, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended:

In March 2013, we issued an aggregate of 3,500,000 shares of common stock to 17 persons or entities in exchange for conversion of an aggregate of $1,947,600 in indebtedness.

In April 2013, we issued 1,400,000, 1,000,000 and 2,350,000 shares, respectively, of common stock to Alpha, Osher Capital Partners LLC and Whalehaven for services provided to the Company.

On June 30, 2013, we issued 1,875,000 shares of common stock to Elliot Buzil, our Vice President of Sales and a director, for services provided to the Company.

On June 30, 2013, we issued 1,875,000 shares of common stock to Lorne Singer for services provided to the Company.

On March 28, 2013, we issued 3,500,000 shares of common stock to Jim Murray for an investment of $125,000.

On April 8, 2013, we issued 1,400,000 shares of common stock to Alpha; 1,000,000 shares to Osher and 2,350,000 shares to Whalehaven for an investment of $140,000, $100,000 and $235,000 from each of Alpha, Osher and Whalehaven, respectively.

In January 2014, we closed on the sale of an aggregate of 3,448,276 shares of common stock at a purchase price of $0.029 per share for aggregate proceeds of $100,000 in a private offering.

In February 2014, we closed on the sale of 2,000,000 shares of Series A Cumulative Prior Preferred Stock at a purchase price of $0.15 per share, for aggregate gross proceeds of $300,000.

On October 27, 2014, we issued 1,250,000 shares of common stock to each of Jim Murray, Alpha and Whalehaven for services provided to the Company.

None of the above issuances involved any underwriters, underwriting discounts or commissions, or any public offering and were issued and sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder.

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Item 16.   Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation of Earth Brand Holdings, Inc.(1)
3.2	Bylaws of Earth Brand Holdings, Inc.(1)
3.3	Articles of Incorporation of GoGreen Power, Inc.(1)
3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Cumulative Prior- Preferred Stock(1)
5.1*	Opinion of David Lubin & Associates, PLLC
10.1	Agreement to Accept Collateral in Satisfaction of Obligations and Assignment Agreement (2)
10.2	Assignment and Agreement (2)
10.3	Form of Subscription Agreement for Series A Cumulative Prior-Preferred Stock(1)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

* to be filed by amendment

(1)	Incorporated herein by reference to the corresponding exhibit filed with the Company’s registration statement on Form S-1 filed with the SEC on November 5, 2014.

(2)	Incorporated herein by reference to the corresponding exhibit filed with the Company’s registration statement on Form S-1/A filed with the SEC on February 13, 2015.

Item 17.   Undertakings

The undersigned Company hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

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(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Howell, State of New Jersey on February 18, 2015.

EARTH BRAND HOLDINGS, INC.

By:	/s/ James Murray
James Murray
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James Murray
James Murray	February 18, 2015
Chief Executive Officer and Director (Principal Executive Officer)

/s/ Ari Kluger
Ari Kluger	February 18, 2015
Secretary and Treasurer and Director (Principal Financial and Accounting Officer)

/s/ Elliot Buzil
Elliot Buzil	February 18, 2015
Vice President Sales and Director

/s/ Eric Weisblum
Eric Weisblum	February 18, 2015
Director

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